                                                                EXHIBIT 99(d)(1)





                          SECURITIES PURCHASE AGREEMENT


                               -----------------


                           DRIVE FINANCIAL SERVICES LP
                                  DRIVE GP LLC


                               -----------------


                                      2002


                               -----------------


                                   Increase of

                              Partnership Interests

                                       by

                            IFA Drive LP Holdings LLC

                                       and

                              Membership Interests

                                       by

                            IFA Drive GP Holdings LLC

         SECURITIES PURCHASE AGREEMENT ("Agreement") dated as of June 11, 2002 by and among FirstCity Financial Corporation, a Delaware corporation ("FCFC" or "FC"), FirstCity Consumer Lending Corporation, a Texas corporation ("CLC"), FirstCity Funding L.P., a Texas limited partnership ("Auto" or "Funding"), FirstCity Funding GP Corp., a Texas corporation ("Auto-GP"), IFA Drive GP Holdings LLC, a Delaware limited liability company ("IFA-GP"), IFA Drive LP Holdings LLC, a Delaware limited liability company ("IFA-LP"); Drive Holdings LP, a Delaware limited partnership ("Drive Holdings"); and Drive-LP (as hereafter defined).

                              W I T N E S S E T H:

         WHEREAS, Drive Financial Services LP ("Drive" or "Drive-LP") is a Delaware limited partnership with three limited partners: IFA-LP, Funding and Drive Management LP, a Texas limited partnership ("MG-LP"); its sole general partner is Drive GP LLC, a Delaware limited liability company ("Drive-GP");

         WHEREAS, the partnership interests of Drive-LP are owned of record as follows: IFA-LP 45.4301636%, Funding 35.9269125%, MG-LP 18.5429239% and Drive-GP
0.1%;

         WHEREAS, IFA-LP's interest in Drive-LP, when combined with its beneficial interest in Drive-LP through its indirect equity interest in Funding and with IFA-GP's beneficial interest in Drive-LP by virtue of IFA-GP's equity interest in Drive-GP, constitutes 49% of Drive's partnership interests;

         WHEREAS, MG-LP's ownership of Drive-LP, when combined with its indirect equity interest in Funding and its equity interest in Drive-GP, constitutes 20% of Drive's partnership interests;

         WHEREAS, CLC, a wholly-owned subsidiary of FCFC, owns 31% of Drive's partnership interests (all of it beneficially through CLC's limited partnership interest in Funding and equity interest in Drive-GP);

         WHEREAS, the partnership interests of Funding are owned of record as follows: 79.2% by CLC, a limited partner; 19.8% by Drive Holdings, a limited partner; and 1% by Funding's sole general partner, Auto-GP, 80% of the capital stock of which is owned by CLC and 20% by Drive Holdings;

         WHEREAS, the membership interests in Drive-GP are owned of record as follows: IFA-GP 49%, CLC 31%, and MG-LP 20%;

         WHEREAS, the parties hereto desire that the partnership interests of the IFA Entities in Drive increase from 49% to 69% and that CLC's beneficial partnership interest in Drive decrease from 31% to 11%;

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1.   Sale of Securities.

         1.1 Membership Interests. On the terms and conditions hereinafter provided, CLC shall sell to IFA-GP (and IFA-GP shall purchase) for $17,239.46 (the "Purchase Price (MI)") such Membership Interests in Drive-GP owned by CLC so that, immediately after giving effect to such sale, IFA-GP will own 69% of Drive-GP's Membership Interests and CLC will own 11% of Drive-GP's Membership Interests.

         1.2 Partnership Interests. On the terms and conditions hereinafter provided, Funding shall assign and sell to IFA-LP (and IFA-LP shall acquire and purchase) 22.42758% of the Partnership Interests of Drive (together with the same percentage of the capital accounts of Drive) for $15,982,760.54 (the "Purchase Price (LPI)") so that, immediately after giving effect thereto, IFA-LP shall directly own 67.8577436% of the Partnership Interests in Drive (and the same percentage of the capital accounts of Drive) and Funding shall own 13.4993325% of the Partnership Interests in Drive (and the same percentage of the capital accounts of Drive).

         1.3 Purchase and Sale. Notwithstanding the provisions of Sections 1.1 and 1.2 above, if any of the conditions to the Drive Increase set forth in
Section 5 shall not have been met to the satisfaction of the IFA Entities (or waived by them) on or before September 30, 2002 (or such later date as the respective IFA Entities may agree to in a writing signed by them which specifically refers to this Section 1.3) then the obligation of the IFA Entities to purchase such securities and acquire such interests shall (at the option of either IFA Entity) expire on such date.

         1.4 Closings. The closing ("Closing") of the Drive Increase shall be held at the offices of Sullivan & Worcester LLP in New York, New York (or such other place as the parties hereto shall agree) at such time and on such date (but in any event within three business days after the satisfaction, or waiver by the appropriate party, of the applicable conditions set forth in Sections 5 and 6 hereof) as CLC and the IFA Entities shall agree (the date on which the Closing occurs, the "Closing Date"). At the Closing, the relevant IFA Entity shall purchase the relevant Subject Securities to be purchased by such IFA Entity and pay the Purchase Price therefor (to Funding in the case of the Purchase Price (LPI) and to CLC in the case of the Purchase Price (MI)) by wire transfer or as otherwise agreed between the relevant seller and the relevant purchaser.

         1.5  Certain Consents.

         (a) Each party hereto that is a party to the Shareholders Agreement hereby consents to the Drive Increase, the Drive Restatement and the Drive Holdings Distributions for all purposes of the Shareholders Agreement. Each of the limited partners of Drive that is a party hereto hereby consents to the Drive Increase, the Drive Restatement and the Drive Holdings Distributions for all purposes of the Partnership Agreement. Each member of Drive-GP hereby consents to the Drive Increase for all purposes of the Operating Agreement. Without limitation, each of the foregoing hereby waives all rights it or he might otherwise have under the Shareholders Agreement to acquire any of the Subject Securities or prevent or restrict the transfer of the Subject Securities or the Acquisition.

         (b) Each of CLC and Drive Holdings hereby consents to the payment (if, as and when made on or about the Closing Date as part of the Drive Increase and the other transactions contemplated by this Agreement) of $15,982,760.54 expected to be made by Funding to CLCLLC in redemption of Series B Units then held by CLCLLC and acknowledges that no distribution is required to be made to it in respect of its partnership interests in Funding as a result thereof.

         2. Representations and Warranties by FC Parties. FC and CLC hereby jointly and severally represent and warrant to IFA Parent and each IFA Entity (which representations and warranties shall survive the execution and delivery of this Agreement to the extent set forth in Section 9.5 below) as of the date hereof and as of the Closing Date (except as otherwise specified in Section 2.11(a)) that:

         2.1  Organization and Business; Power and Authority.

         (a) Each of the FC Parties and each of the Auto Entities (i) is an organization of the type specified opposite its name on Schedule 2.1(a) hereto,
(ii) is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized (as specified in such schedule), and (iii) has all requisite power and authority (corporate or other) to conduct its business. Auto-GP is the sole general partner of Funding. CLC owns, of record and beneficially, 80% of the capital stock of Auto-GP. CLC owns 79.2% of record, and 80% beneficially, of the equity interests in Funding. Funding conducts no business or activities other than being a limited partner of Drive; Auto-GP conducts no business or activities other than being the sole general partner of Funding.

         (b) Each Relevant FC Entity has the necessary power and authority (corporate or otherwise, as applicable), and all necessary franchises, permits, licenses and other rights and privileges, to enter into and perform its obligations under this Agreement and each other Related Document to which it is a party, and (in the case of the Selling FC Entities) to issue, sell, otherwise transfer or redeem (as applicable) the Subject Securities (FC) contemplated to be sold, otherwise transferred or redeemed in accordance herewith. The execution, delivery and performance of this Agreement and each of the other Related Documents to which a Relevant FC Entity is a party (including without limitation (i) the sale of the Drive Increase Amount by Funding to IFA-LP, and
(ii) the creation of the Series B Units by Funding, the issuance thereof to CLCLLC and the redemption by Funding of such Series B Units for $15,982,760.54) have, as to such Relevant FC Entity, been duly authorized by all necessary corporate or other applicable action by such Relevant FC Entity. No Government Authorization or Private Authorization that has not been obtained is required for the execution, delivery and performance of this Agreement and the other Related Documents by any Relevant FC Entity, except for (x) those listed in
Schedule 2.1(c) hereto to be obtained after the date hereof and before the Closing Date, all of which will be obtained by the Closing Date, and (y) Private Authorizations and Government Authorizations, the failure to obtain which would not, individually or in the aggregate, adversely affect any of the transactions contemplated hereby or by any of the Related Documents or any of the parties hereto. No Relevant FC Entity has any knowledge of any Private Authorization or Government Authorization required for the execution, delivery and performance of this Agreement and the other Related Documents by any Relevant FC Entity that has not been obtained which is not listed on Schedule 2.1(c) hereto. This Agreement has been duly and validly executed and delivered by each of the Relevant FC Entities party hereto and constitutes, and each other Related Document to which a Relevant FC Entity is a party when executed and delivered by such Person will have been duly and validly executed and delivered by such Person and will constitute, legal, valid and binding obligations of the Relevant FC Entities party hereto and thereto (as the case may be), enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency reorganization and similar laws affecting creditors' rights generally (the "Enforceability Exceptions").

         (c) Neither the execution and delivery of this Agreement or any of the other Related Documents to which any Relevant FC Entity is a party, nor the issuance, sale, other transfer, redemption or delivery by any Selling FC Entity of any or all of the Subject Securities (FC), nor the consummation of the transactions contemplated by any of the foregoing, nor compliance with the terms, conditions and provisions of any of the foregoing by any Relevant FC
Entity:

                  (i) will conflict with, or result in a breach or violation of or constitute a default in the performance, observance or fulfillment of, any obligation, covenant or condition contained in, or permit the acceleration of any obligation or liability in, or constitute, or but for any requirement of giving of notice or passage of time or both would constitute, a default or an event of default by any of the Relevant FC Entities under, any Applicable Law, Charter Document, Private Authorization, Governmental Authorization or Contractual Obligation, except to the extent (x) such conflicts, breaches, violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect on such Relevant FC Entity or (y) where the Contractual Obligation in connection with which such default or event of default would occur is, or where the requirement for a Private Authorization exists is from the lenders under, the Senior

         BOS Loan Agreement in respect of which FC expects to obtain appropriate consents or waivers or (z) listed, and as listed, on Schedule 2.1(c) hereto as to Governmental Authorizations and Private Authorizations, all of which will be obtained on or prior to the Closing Date.

                  (ii) will result in the creation or imposition of any Lien upon any of the properties of any Relevant FC Entity or any of their respective Subsidiaries (except liens in favor of BOS, BOS-UK or IFA Parent pursuant to one or more of the Loan Agreements); or

                  (iii) will require any approval or action of, or filing with or notification to, any Authority, except (x) as set forth in Schedule 2.1(c), and (y) approvals, actions, filings and notifications, the failure to obtain or do which would not, individually or in the aggregate, adversely affect any of the transactions contemplated hereby or by any of the Related Documents or any of the parties hereto. No Relevant FC Entity has any knowledge of any approval, action, filing or notification required for the execution, delivery and performance of this Agreement and the other Related Documents to which any Relevant FC Entity is a party (or for the issuance, sale, other transfer, redemption or delivery by any Selling FC Entity of any Subject Security
         (FC) or for consummation of the transactions contemplated by any of the foregoing or for compliance with the terms, conditions or provisions of any of the foregoing by any Relevant FC Entity) that that has not been obtained or made which is not listed on Schedule 2.1(c) hereto. Part One of Schedule 2.1(c) lists all Governmental Authorizations required to be obtained by or granted to any of the Relevant FC Entities in connection with the transactions contemplated by this Agreement. Part Two of Schedule 2.1(c) lists all Private Authorizations required to be obtained by or granted to any of the Relevant FC Entities in connection with the transactions contemplated by this Agreement, other than Private Authorizations required from BOS, BOS-UK or IFA Parent under the Current Loan Agreement and those required from MG-LP and MG-LLC referred to in Section 6.5 hereof.

         (d) No approval by the stockholders of FC is required for the execution, delivery or (other than Acceptance of the Exchange Offer by the Preferred Shareholders) performance of any of this Agreement or any of the Related Documents or any of the transactions contemplated by any of the foregoing, whether pursuant to any of the Charter Documents of FC, any agreements to which FC or any of its Affiliates is a party or otherwise bound or by which any of their respective assets are subject, any rule or regulation of a stock exchange or NASDAQ, any provision of US, Texas or Delaware law or otherwise.

         2.2 Compliance with Governmental Authorizations and Applicable Law. Except as set forth on Schedule 2.1(c) hereto, no notification to, filing with or consent from the Department of Justice or the Federal Trade Commission or any other Authority is required by any Relevant FC Entity in connection with the Exchange Offer, the sale, issuance, other transfer or redemption of any Subject Securities (FC) or any of the other transactions contemplated by this Agreement or the other Related Documents (other than a filing with the SEC on Form 10-Q, Form 8-K or a similar form, filings of Schedules TO and Schedule 13E-3, and the filing of a registration statement on Form S-4 and the declaration by the SEC of the effectiveness of such registration statement). Without limitation, no filings or notifications with respect to the transactions contemplated hereby need to be made by any Relevant FC Entity under HSR.

         2.3  Partnership Interests

         (a) Funding owns 35.9269125% of the partnership interests of Drive.

         (b) The capital accounts of Funding's partners have been allocated among its partners since the Original Closing Date as follows: CLC 79.2%, Drive Holdings 19.8% and Auto-GP 1%. However,

Funding is taxed as a C corporation under applicable federal income tax laws. In giving the representation and warranty contained in this clause (b), FC and CLC have assumed (with the consent of the other parties hereto) that Drive Holdings has not transferred any of its partnership interest in Funding without Funding's prior consent.

         (c) CLC owns 31% of the membership interests in Drive-GP.

         2.4 Related Transactions. None of the officers, directors or stockholders of FC or CLC or, to the knowledge of the FC Parties, any member of the Immediate Family of any thereof, or any Affiliate of any of the foregoing, is a party to, or subject to any Contractual Obligation with, any Drive Entity, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, or guaranteed any obligation or liability of, any such Person, other than (i) the Related Documents and the Original Related Documents, (ii) transactions with FC or CLC previously disclosed by either in writing to IFA Parent or BOS, or (iii) or as specifically set forth in Schedule 2.4 hereto. With the IFA Entities' consent, the representations and warranties in this paragraph are given based solely on the knowledge of Messrs. Sartain, Hawkins, Moore and Vander Woude .

         2.5 Ordinary Course of Business. Prior to the Closing Date, neither Funding nor Auto-GP shall issue or sell, or agree to issue or sell, any equity interests (whether capital stock, membership interests, partnership interests, convertible securities, Option Securities or otherwise) or admit or agree to admit any new members or partners or increase the interests of any existing members or partners except for the issuance and sales of Subject Securities (FC) contemplated by this Agreement.

         2.6  Offering Circular.

         (a) The Exchange Offer will comply with all Applicable Law in all material respects. No Member of the BOS Group or any Affiliate thereof shall have any liability for the content of the Registration Statement or the Offering Circular.

         (b) Those portions of the Offering Circular which purport to describe the provisions of any written agreement between FC (or any affiliate thereof) and the Bank (or any affiliate thereof) are accurate in all material respects.

         (c) The Offering Circular does not, and the Offering Circular as it may be amended or supplemented at any time after the Date of Issuance will not, include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that the Company shall not be responsible for any information regarding any member of the BOS Group which was supplied by BOS, IFA Parent or an IFA Entity in writing for inclusion in the Offering Circular (and stating that it has been supplied for such purpose).

         2.7 Disclosure. Neither this Agreement nor any certificate, document or schedule furnished by or on behalf of any Relevant FC Entity in connection herewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         2.8 Purchase Price. CLC will use the Purchase Price payable to it by the IFA Entities solely as follows: (i) to pay the cash portion of the purchase price required to be paid to those Preferred

Shareholders who Accept the Exchange Offer, and (ii) the balance, in repayment of indebtedness outstanding under the Senior BOS Loan Agreement.

         2.9  Prior Opinions.

         (a) The Fairness Letter delivered by Sandler O'Neill Partners pursuant to Section 4.5 of the Original SPA has not been amended, otherwise modified or withdrawn nor has anyone from such firm had any conversation or other communication with any FC Party suggesting that any such amendment, modification or withdrawal might be appropriate.

         (b) No legal opinion delivered to any FC Party on or about the Original Closing Date in connection with the Original SPA has been amended, otherwise modified or withdrawn, and no one from the issuer of any thereof has had any conversation or other communication with any FC Party suggesting that any such amendment, modification or withdrawal might be appropriate.

         2.10  Capital Structure.

         (a) The aggregate number of shares of New Preferred Stock outstanding as of the date hereof is 1,222,901 and will not exceed that number on the Closing Date.

         (b) There has been no change in the ownership of Funding or Auto-GP, or any amendment to the partnership agreement of Funding or the certificate of incorporation of Auto-GP, since the day following the Original Closing Date. 80% of the capital stock of Auto-GP is owned by CLC and 20% is owned by Drive Holdings. None of the equity interests held by CLC in Funding, Auto-GP or Drive-GP is subject to any preemptive or similar rights (except as may be set forth in the Shareholders Agreement). All of the issued and outstanding Membership Interests and partnership interests in the Drive Parties held by any of the FC Parties (including without limitation the Subject Securities (FC)) were issued in compliance with Applicable Laws and not in violation of any preemptive or similar rights. All such equity interests are now, and upon Acquisition Effectiveness will be, free and clear of any Liens (other than restrictions on transfer imposed by the Shareholders Agreement and Liens in favor of BOS-UK and IFA Parent pursuant to the Current Loan Agreement and, after Acquisition Effectiveness, also pursuant to the New FC Loan Agreement).

         (c) Other than restrictions on transfer imposed by the Shareholders Agreement, (i) none of the Subject Securities (FC) is subject to any Lien (other than Liens in favor of BOS-UK and IFA Parent pursuant to the Current Loan Agreements) and (ii) the Subject Securities (FC) to be transferred to the IFA Entities pursuant hereto will be transferred free and clear of any Liens.

         (d) Upon giving effect to the transactions contemplated by this Agreement, the partnership interests of Funding will be owned of record as follows: 79.2% by CLC, a limited partner; 19.8% by MG-LP, a limited partner; and 1% by Auto-GP, its general partner.

         (e) Upon giving effect to the transactions contemplated by this Agreement, 80% of the outstanding capital stock in Auto-GP will be owned of record by CLC and 20% of the outstanding capital stock in Auto-GP will be owned of record by MG-LP.

         2.11  Other Representations.

         (a) Each of the representations and warranties contained in Annex A hereto (which Annex is a part of this Agreement) was true and correct on August 18, 2000; nothing has come to the attention of any of the Relevant FC Parties since that date to cause FC or CLC to believe that they were not true and correct on that date. Capitalized terms used in Annex A (except for the term "Original SPA") have the meanings provided for such terms in the Original SPA. With respect to those representations or warranties set forth in said Annex A that are expressly stated to be given to a Person's "knowledge", there would be no changes in such representations or warranties as of August 18, 2000 if the knowledge possessed by the relevant Person on that date was the actual knowledge possessed by such Person on the date of this Agreement.

         (b) Incorporated herein by reference, as fully as if the same were set forth at length herein and made directly to IFA Parent and each IFA Entity, are each of the representations and warranties made in each Transfer Agreement by each Relevant FC Entity that is a Selling Entity or otherwise party to such Transfer Agreement.

         2.12 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the purchase and sale of any of the Subject Securities in the capacity of broker, agent or finder or in any similar capacity on behalf of any Relevant FC Entity or Affiliate thereof or any of the officers, directors or equity holders of any of the foregoing.

The IFA Entities acknowledge and agree that, except for the representations and warranties made by FC and CLC (directly or by incorporation by reference) in this Section 2, neither FC nor CLC has made any representations or warranties of any kind (including any representation or warranty with respect to any projections, forecasts or forward looking statements) in connection with the transactions contemplated by this Agreement to induce the IFA Entities to enter into this Agreement and purchase the Subject Securities to be purchased by them in accordance herewith.

         3. Representations and Warranties by Drive. Drive hereby represents and warrants to IFA Parent and each IFA Entity as of the date hereof and as of the Closing Date that:

         3.1  Organization and Business; Power and Authority.

         (a) Each of the Drive Parties (i) is an organization of the type specified opposite its name on Schedule 2.1(a) hereto, (ii) is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized (as specified in such schedule), (iii) has all requisite power and authority (corporate or other) to own or hold under lease its properties and to conduct its business, and (iv) is duly qualified and is in good standing as a foreign organization authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on such Person.

         (b) Each of the Drive Parties has the necessary power and authority (corporate or otherwise, as applicable), and all necessary franchises, permits, licenses and other rights and privileges, to enter into and perform its obligations under this Agreement and each other Related Document to which it is a party, and (in the case of each Drive Party, if any, which is a Selling Entity) to sell, otherwise transfer or redeem (as applicable) the Subject Securities contemplated to be sold, otherwise transferred or redeemed by it in accordance herewith. The execution, delivery and performance of this Agreement and each of the other Related Documents to which a Drive Party is a party (including without limitation the distribution of the Minority Funding Interests by Drive Holdings to Drive and by Drive to MG-LP) have been duly authorized by all necessary corporate or other applicable action; no Government Authorization or Private Authorization that has not been obtained is required for the execution, delivery and performance of this Agreement and the other Related Documents by any Drive Party, except for (i) consents, if any, from members of the BOS Group which are lenders to a member of the Drive Group, and (ii) those listed in Schedule 3.1(c) hereto to be obtained after the date hereof and before the Closing Date, all of which will be obtained by the Closing Date. This Agreement has been duly and validly executed and delivered by each of the Drive Parties party hereto and constitutes, and each other Related Document to which each is a party when executed and delivered by such Person will have been duly and validly executed and delivered by such Person and will constitute, legal, valid and binding obligations of the Drive Parties party hereto and thereto (as the case may be), enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by the Enforceability Exceptions.

         (c) Neither the execution and delivery of this Agreement or any of the other Related Documents to which any Drive Party is a party, nor the sale, other transfer, redemption or delivery by any Drive Party which is a Selling Entity of any or all of the Subject Securities contemplated to be sold, otherwise transferred or redeemed by it hereunder, nor the consummation of the transactions contemplated by any of the foregoing, nor compliance with the terms, conditions and provisions of any of the foregoing by any Drive Party:

                  (i) will conflict with, or result in a breach or violation of or constitute a default in the performance, observance or fulfillment of, any obligation, covenant or condition contained in, or permit the acceleration of any obligation or liability in, or constitute, or but for any requirement of giving of notice or passage of time or both would constitute, a default or an event of default by any of the Drive Parties under, any Applicable Law, Charter Document, Private Authorization, Governmental Authorization or Contractual Obligation, except to the extent (x) such conflicts, breaches, violations or defaults would not, individually or in the aggregate, have a Material Adverse Effect on such Drive Party or any of its Subsidiaries or (y) where the Contractual Obligation in connection with which such default or event of default would occur is, or where the requirement for a Private Authorization exists is from members of the BOS Group under, any loan agreement to which members of the BOS Group are the sole lenders and in respect of which Drive expects to obtain appropriate consents or waivers or (z) listed, and as listed, on Schedule 3.1(c) hereto as to Governmental Authorizations and Private Authorizations, all of which will be obtained on or prior to the Closing Date.

                  (ii) will result in the creation or imposition of any Lien upon any of the properties of any Drive Party or any of their respective Subsidiaries (except liens in favor of BOS, BOS-UK or IFA Parent pursuant to one or more loan agreements with such Person(s)); or

                  (iii) will require any approval or action of, or filing with or notification to, any Authority, except as set forth in Schedule 3.1(c) and those required from MG-LP and MG-LLC referred to in Section
         6.5 hereof.

         3.2 Compliance with Governmental Authorizations and Applicable Law. Except as set forth on Schedule 3.1(c) hereto, no notification to, filing with or consent from the Department of Justice or the Federal Trade Commission or any other Authority is required by any Drive Party in connection with the sale, other transfer or redemption of any Subject Securities or any of the other transactions contemplated by this Agreement or the other Related Documents.

         3.3  Partnership Interests.

         (a) The capital accounts of Drive's partners are allocated among its partners as follows: IFA-LP 45.4301636%, Funding 35.9269125%, MG-LP 18.5429239%
and Drive-GP 0.1%. All distributions, profit allocations and loss allocations by Drive are (and since the day following the Original Closing Date have been) distributed or allocated (as the case may be) by Drive to its partners in accordance with the foregoing percentages. There are no "reversing entries" that would require any subsequent distribution, profit allocation or loss allocation to be distributed or allocated (as the case may be) to such partners other than in accordance with the foregoing percentages.

         (b) The capital accounts of Drive Holdings' partners are allocated among its partners as follows: Drive 99% and Drive Holdings GP LLC (a Delaware limited liability company) 1%. All distributions, profit allocations and loss allocations by Drive Holdings are (and since the day following the Original Closing Date have been) distributed or allocated (as the case may be) by Drive Holdings to its partners in accordance with the foregoing percentages. There are no "reversing entries" that would require any subsequent distribution, profit allocation or loss allocation to be distributed or allocated (as the case may be) to such partners other than in accordance with the foregoing percentages. Drive is the sole member of Drive Holdings GP LLC.

         (c) The membership interests in Drive-GP are owned of record as follows: IFA-GP 49%, CLC 31%, and MG-LP 20%.

         (d) Upon giving effect to the transactions contemplated by this Agreement, (i) the capital accounts of Drive's partners will be allocated among its partners as follows: IFA-LP 68.9298922%, Funding 13.7360292%, MG-LP 17.232473% and Drive-GP 0.1016055%; (ii) all distributions, profit allocations and loss allocations to be distributed or allocated (as the case may be) by Drive to its partners shall be in accordance with the foregoing percentages, and
(iii) there are and will be no "reversing entries" that would require any subsequent distribution, profit allocation or loss allocation to be distributed or allocated (as the case may be) to such partners other than in accordance with the foregoing percentages.

         (e) Upon giving effect to the transactions contemplated by this Agreement, the membership interests in Drive-GP will be owned of record as follows: IFA-GP 69%, CLC 11%, and MG-LP 20%.

         3.4 Related Transactions. No Drive Entity is a party to, or subject to, any Contractual Obligation with any of the officers, directors or stockholders of FC, CLC or of any Drive Entity or, to the knowledge of Drive, any member of the Immediate Family of any thereof, or any Affiliate of any of the foregoing, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, or guaranteed any obligation or liability of, any such Person, other than (i) the Related Documents and the Original Related Documents, (ii) transactions with FC or CLC previously disclosed by either in writing to IFA Parent or BOS, or (iii) or as specifically set forth in Schedule 2.4 hereto.

         3.5 Disclosure. Neither this Agreement nor any certificate, document or schedule furnished by or on behalf of any Drive Party in connection herewith, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

         3.6 MG Entities. MG-LP is a limited partner of Drive and owner of record of 18.5429239% of the Limited Partnership Interests in Drive and has been such since the Original Closing Date. MG-LP is a member of Drive-GP and owner of record of 20% of the Membership Interests in Drive and has been such since the Original Closing Date.

         3.7 Capital Structure. There has been no amendment to the partnership agreement of Drive or the Operating Agreement since the Original Closing Date. All of the issued and outstanding Membership Interests and partnership interests of the Drive Parties (including without limitation the

Subject Securities) were issued in compliance with Applicable Laws and not in violation of any preemptive or similar rights.

The foregoing representations and warranties contained in this Section 3 are solely for the benefit of IFA Parent and the IFA Entities; notwithstanding the provisions of Section 9.5(a) hereof, they shall not survive the Closing. Drive shall have no liability to any party (other than IFA Parent and the IFA Entities) in the event that any of the foregoing are not correct.

         4.   Representations and Warranties of IFA Entities.

         4.1 Of IFA-GP. IFA-GP represents and warrants (which representations and warranties shall survive the execution and delivery of this Agreement to the extent set forth in Section 9.5 below) as of the date hereof and as of the Closing Date that:

         (a) Organization; Authority.

                  (i) IFA-GP (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite power and authority to conduct its business.

                  (ii) IFA-GP has the necessary limited liability company power and authority, and all necessary franchises, permits, licenses and other rights and privileges, to enter into and perform its obligations under this Agreement and each other Related Document to which it is a party. The execution, delivery and performance of this Agreement and each other Related Document to which it is a party have been duly authorized, as to IFA-GP, by all requisite action by IFA-GP. No Government Authorization or Private Authorization that has not been obtained is required for the execution, delivery and performance by IFA-GP of this Agreement and the other Related Documents, except for notification to and approval by bank regulatory authorities to the extent required by applicable banking law. This Agreement has been duly and validly executed and delivered by IFA-GP and constitutes, and each other Related Document to which it is a party when executed and delivered by IFA-GP will have been duly and validly executed and delivered by IFA-GP and will constitute legal, valid and binding obligations of IFA-GP, enforceable in accordance with their respective terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

                  (iii) Neither the execution and delivery of this Agreement or any Related Document to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by IFA-GP will require any approval or action of, or filing with or notification to, any Authority, except for notification to bank regulatory authorities after the Closing Date. No filings or notifications with respect to the transactions contemplated hereby need to be made by IFA Parent or any IFA Entity under HSR.

         (b) Securities Act.

                  (i) IFA-GP acknowledges that (x) the Membership Interests to be purchased by it hereunder have not been registered under the Securities Act or any state securities laws and therefore cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state securities or "blue sky" laws or exemptions from such registration are available, and (y) neither Drive-LP nor anyone else is under any obligation to cause any of such Membership Interests to be so registered.

                  (ii) IFA-GP is acquiring the Membership Interests to be purchased by it for its own account for investment with no present intention of distributing or reselling the same.

                  (iii) IFA-GP is an "accredited investor" within the meaning of Rule 501 of the Securities Act, as presently in effect.

         (c) Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the purchase and sale of any of the Subject Securities in the capacity of broker, agent or finder or in any similar capacity on behalf of any IFA Entity or Affiliate thereof or any of the officers, directors or equity holders of any of the foregoing.

         4.2 Of IFA-LP. IFA-LP represents and warrants (which representations and warranties shall survive the execution and delivery of this Agreement to the extent set forth in Section 9.5 below) as of the date hereof and as of the Closing Date that:

         (a) Organization; Authority.

                  (i) IFA-LP (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite power and authority to conduct its business.

                  (ii) IFA-LP has the necessary limited liability company power and authority, and all necessary franchises, permits, licenses and other rights and privileges, to enter into and perform its obligations under this Agreement and each other Related Document to which it is a party. The execution, delivery and performance of this Agreement and each other Related Document to which it is a party have been duly authorized, as to IFA-LP, by all requisite action by IFA-LP. No Government Authorization or Private Authorization that has not been obtained is required for the execution, delivery and performance by IFA-LP of this Agreement and the other Related Documents, except for notification to and approval by bank regulatory authorities to the extent required by applicable banking law. This Agreement has been duly and validly executed and delivered by IFA-LP and constitutes, and each other Related Document to which it is a party when executed and delivered by IFA-LP will have been duly and validly executed and delivered by IFA-LP and will constitute legal, valid and binding obligations of IFA-LP, enforceable in accordance with their respective terms except as the enforceability thereof may be limited by the Enforceability Exceptions.

                  (iii) Neither the execution and delivery of this Agreement nor any Related Document to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof by IFA-LP will require any approval or action of, or filing with or notification to, any Authority, except for notification to bank regulatory authorities after the Closing Date. No filings or notifications with respect to the transactions contemplated hereby need to be made by IFA Parent or any IFA Entity under HSR.

         (b) Securities Act.

                  (i) IFA-LP acknowledges that (x) the Limited Partnership Interests to be purchased by it hereunder have not been registered under the Securities Act or any state securities laws and therefore cannot be resold or transferred unless they are subsequently registered under the Securities Act and applicable state securities or "blue sky" laws or exemptions from such registration are available, and (y) neither Drive-GP nor anyone else is under any obligation to cause any of such Limited Partnership Interests to be so registered.

                  (ii) IFA-LP is acquiring the Limited Partnership Interests to be purchased by it for its own account for investment with no present intention of distributing or reselling the same.

                  (iii) IFA-LP is an "accredited investor" within the meaning of Rule 501 of the Securities Act, as presently in effect.

         (c) Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement or the purchase and sale of any of the Subject Securities in the capacity of broker, agent or finder or in any similar capacity on behalf of any IFA Entity or Affiliate thereof or any of the officers, directors or equity holders of any of the foregoing.

         5. Conditions of Closing by IFA Entities. The obligation of IFA-GP and IFA-LP to acquire the Subject Securities to be acquired by them pursuant to this Agreement are subject to (a) compliance by the Relevant Entities with its agreements herein contained, (b) the truth and accuracy of the certificates to be furnished by them pursuant to this Section, and (c) each of the following conditions being fulfilled to the satisfaction of the IFA Entities (or waived by them) on the Closing Date (unless otherwise specifically indicated below):

         5.1 No Default, etc. On the Closing Date (both before and after giving effect to the transactions to occur on that date under this Agreement, the Related Documents and the Loan Agreements), there shall exist no Potential Default or Event of Default and all representations and warranties made by the FC Parties and Selling Entities herein or in the other Related Documents or by such Persons from and after the date hereof in writing in connection herewith or therewith shall be true and correct in all material respects with the same effect as though such representations and warranties have been made at and as of such time.

         5.2 Officers' Certificates; Supporting Documents. There shall have been delivered to the IFA Entities such information and copies of documents, approvals (if any) and records (certified where appropriate) of such corporate, partnership, limited liability company and legal proceedings as either IFA Entity may have reasonably requested relating to the Relevant Entities' organization and the entering into and performance of the Related Documents and (to the extent requested by an IFA Entity) the Original Related Documents to which each is a party. Such documents shall, in any event, include:

         (a) certified copies of the Charter Documents of the FC Parties and the Relevant Entities (in each case, to the extent changed from copies previously given to the IFA Entities), and long form good standing certificates of a date not earlier than 10 days prior to the Closing Date for each of the Relevant Entities;

         (b) certificates of authorized officers of each of the Relevant Entities (except as otherwise agreed to by the IFA Entities), certifying the resolutions of each such Person relating to the entering into and performance of the Related Documents to which each such Person is a party and the transactions contemplated thereby, and further certifying that such resolutions have not been amended, modified, superseded or revoked and remain in full force and effect;

         (c) certificates of authorized officers of each of the Relevant Entities (except as otherwise agreed to by the IFA Entities), with respect to the incumbency and specimen signatures of its officers or representatives authorized to execute such documents and any other documents and papers, and to take any other action, in connection herewith or therewith;

         (d) certificates of an authorized officer of each of FC and CLC (and of Drive and Funding, to the extent requested by an IFA Entity) certifying, as of the Closing Date, compliance with the conditions of Sections 5.1, 5.4, 5.6, 5.7,
5.9 (as to the Relevant FC Entities), 5.11, 5.14 (as to the Relevant FC Entities), 5.15 and 5.19(b) and also the absence of any Material Adverse Change of the type referred to in Section 5.17(a) and the absence of any event of the type referred to in Section 5.17(b) (first sentence) or 5.19(c); and

         (e) certificates of an authorized officer of Drive (to the extent requested by an IFA Entity) certifying, as of the Closing Date, compliance with the conditions of Sections 5.1, 5.4, 5.6, 5.9 (as to the Drive Entities), 5.11, 5.14, 5.15 and 5.19(b) and also the absence of any Material Adverse Change of the type referred to in Section 5.17(a) and the absence of any event of the type referred to in Section 5.17(b) (first sentence) or 5.19(c).

         5.3 Management Group. There shall have been delivered to the IFA Entities such information and copies of documents, approvals (if any) and records (certified where appropriate) of , and legal opinions concerning, such corporate, partnership, limited liability company and legal proceedings as either IFA Entity may have reasonably requested relating to the organization of MG-LP, MG-LLC and (if entities by such names exist) Management Group LP and Management Group GP LLC and the entering into and performance of the Related Documents and Original Related Documents to which each is party. Such documents shall, in any event, include:

         (a) certified copies of the Charter Documents of such Persons, including (without limitation) long form good standing certificates of a date not earlier than 10 days prior to the Closing Date for such Persons; and

         (b) to the extent requested by either IFA Entity, certificates of Management Members and authorized officers of the MG Entities related to transactions contemplated by this Agreement or the Original SPA and opinions of counsel, satisfactory in form and substance to the IFA Entities, with respect thereto.

         5.4  Charter Documents.

         (a) All legal opinions and other documents required by the Charter Documents of Drive, Drive-GP and the other Selling Entities to be delivered in order for equity interests in such Persons to be transferred, and all other conditions precedent to such transfers set forth therein (including without limitation in Section 3 of the limited liability company agreement of Drive-GP) shall have been delivered in accordance with the terms thereof and the IFA Entities shall have received certificates from each such Person to the effect that such requirements have been complied with.

         (b) Amendments, satisfactory in form and substance to the IFA Entities, shall have been made in the Charter Documents of Drive-GP, Drive-LP and Funding to reflect changes in the ownership of such entities relating to the Drive Increase, and no amendment or other modification shall have been made to any thereof, directly or indirectly, except as otherwise consented to in writing by an IFA Entity. True, correct and complete copies of such Amendments shall have been delivered to the IFA Entities. There shall have been no change in the capital structure or ownership of Auto-GP. Without limitation to the foregoing, the amendment to the Partnership Agreement shall reflect the provisions and percentages set forth in Section 3.3(d) hereof.

         5.5 Fairness Letter. FC shall have delivered to the IFA Entities and IFA Parent a letter from an investment banking firm satisfactory to the IFA Entities (a "Satisfactory Firm"), in form and substance satisfactory to the IFA Entities and IFA Parent and addressed to FC, the IFA Entities and IFA Parent, as to the fairness of the terms of the Acquisition to FC. If FC and the IFA Entities agree that no such satisfactory firm will address such a letter to the IFA Entities and IFA Parent (as opposed to addressing such letter only to FC), then the condition set forth in the preceding sentence shall be satisfied by FC instead delivering to the IFA Entities and IFA Parent a copy of a letter from a Satisfactory Firm, in form and substance satisfactory to the IFA Entities and IFA Parent and addressed to FC, as to the fairness of the terms of the Acquisition to FC (such letter to (i) contain a statement that IFA Parent and the IFA Entities may rely on such letter and (ii) be certified by FC as being a true, correct and complete copy of such letter and as not having been amended, otherwise modified or withdrawn).

         5.6  Acquisition.

         (a) Each of the Transfer Agreements shall have been executed and delivered by the respective parties thereto. The terms of each such Transfer Agreement shall be satisfactory in form and substance to the IFA Entities, and no amendment or other modification shall have been made to any thereof, directly or indirectly, without the consent of the IFA Entities.

         (b) Each of the following shall have occurred:

                  (i) Funding shall have sold to IFA-LP 22.42758% of the Partnership Interests in Drive (together with the same percentage of the capital accounts of Drive) for $15,982,760.54 so that, immediately after giving effect thereto, IFA-LP shall own 67.8577436% of the Partnership Interests (and the same percentage of the capital accounts of Drive) and Funding shall own 13.4993325%;

                  (ii) Drive Holdings shall have distributed the Minority Funding Interests (i.e., those in Funding and those in Auto-GP) to Drive;

                  (iii) Drive shall have distributed the Minority Funding Interests to MG-LP; and

                  (iv) The Partnership Agreement shall have been amended to restate the Partnership Interests of the partners of Drive so that, after giving effect thereto, the Partnership Interests of Drive are owned of record as follows: IFA-LP 68.9298922%, Funding 13.7360292%, MG-LP 17.232473% and Drive-GP 0.1016055%;

in each case upon satisfaction by the relevant parties to the relevant Transfer Agreement of all conditions precedent set forth in such Transfer Agreements, and (in each case), if any, all filings and governmental approvals with respect thereto shall have been completed. Without the written consent of the IFA Entities, there shall have been no waivers by any of the parties to any of the Transfer Agreements of any of the conditions precedent set forth in any Transfer Agreement.

         (c) The opinions of counsel delivered to any Relevant Entity by counsel for any Relevant Entity in connection with the Exchange Offer or any Transfer Agreement, or any matter related to either of the foregoing, shall have been delivered to the IFA Entities, together with a letter from each such counsel stating that IFA Parent and the IFA Entities may rely upon such opinions with the same effect as if said opinions were addressed to them.

         5.7  Exchange Offer.

         (a) Holders of no fewer than 80% of the outstanding shares of New Preferred Stock shall have accepted the Exchange Offer, irrevocably tendered their shares to the Exchange Agent for exchange in accordance with the terms thereof and not withdrawn their shares The IFA Entities shall have received a certificate from the Exchange Agent, in form and substance satisfactory to the IFA Entities, on the Closing Date to that effect.

         (b) The Registration Statement shall have become effective and not be the subject of any "stop order." No Legal Action shall be pending or threatened before or by any Authority seeking to withdraw any shares tendered pursuant to the Exchange Offer if the result of such Legal Action (if adversely determined) would cause the aggregate number of outstanding shares tendered and not withdrawn or sought to be withdrawn to be fewer than 80% of the outstanding shares of New Preferred Stock.

         5.8 MG Entities' Consent. MG-LLC and MG-LP shall have, in documents satisfactory in form and substance to the IFA Entities, consented to the Drive Increase, the Drive Restatement and the Drive Holdings Distributions for all purposes, including (to the extent applicable) for purposes of the Shareholders Agreement, the Partnership Agreement and the Operating Agreement.

         5.9 Approvals and Consents. All orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by (all of the foregoing, "Requisite Consents"), any Authority, or any other Person, required to authorize or required in connection with the execution, delivery and performance of this Agreement and the other Related Documents and the transactions contemplated hereby and thereby (including without limitation the Exchange Offer) by any party hereto or thereto shall have been obtained. If so requested, copies of any of the foregoing received by any Relevant Entity shall be furnished to the IFA Entities certified (if so requested) by an officer of FC, CLC or Drive (as appropriate) as a true and correct copy and being in full force and effect and final and not subject to modification or appeal).

         5.10 Absence of Liens. Evidence satisfactory to each IFA Entity as to absence of any Lien (other than for restrictions on transfer imposed by the Shareholders Agreement) on the Subject Securities.

         5.11 Employees. No Current Management Member shall have resigned as an officer or employee of Drive or advised any of the parties of his intention to do so.

         5.12 Existing Loan Agreement. The facilities outstanding under the Senior BOS Loan Agreement shall have been restructured in a manner satisfactory to BOS-UK and IFA Parent pursuant to amendments to such agreement satisfactory to BOS-UK and IFA Parent in form and substance. The IFA Entities acknowledge that (x) IFA Parent, BOS and FC have entered into a letter agreement dated January 29, 2002 with respect to the restructuring of the Senior BOS Loan Agreement and the proposed New FC Loan Agreement, and (y) nothing contained in this Section 5.12 or Section 5.13 below is intended to vary any of the provisions of such letter agreement.

         5.13 New Loans to FC. The New FC Loan Agreement shall have been executed and delivered by the parties thereto, become effective in accordance with its terms and an initial loan made thereunder in accordance with its terms.

         5.14 Shareholders and Employment Agreements. The Shareholders Agreement shall have been amended in form and substance satisfactory to the parties thereto. No Drive Party, no FC Party, no Auto Entity, no MG Entity nor any Management Member shall be in breach of the Shareholders Agreement. All of the foregoing shall have waived all rights they might have under the Shareholders Agreement to acquire any of the Subject Securities or prevent or restrict the transfer of the Subject Securities or the Acquisition. The Employment Agreement shall have been amended in form and substance satisfactory to the parties thereto.

         5.15 Assignment and Assumption; Certificates. CLC shall have delivered an Assignment, executed by CLC to IFA-GP for the Membership Interests being acquired by IFA-GP hereunder. Each other Selling Entity shall have delivered Assignment Agreements, executed by such Person and other appropriate Persons (including without limitation, with respect to transfers of Limited Partnership Interests, by Drive-GP as general partner), to the relevant transferees for the other Subject Securities being so transferred. The Operating Agreement of Drive-GP and the Partnership Agreement of Drive-LP shall have been amended to reflect the respective equity interests of the IFA Entities. References in this Agreement to transfers of Subject Securities shall include the Series B Redemption and the Drive Restatement.

         5.16 The Owners Agreement shall have been amended in form and substance satisfactory to the IFA Entities or terminated.

         5.17  Adverse Change.

         (a) There shall have been, in the opinion of each of IFA-GP and IFA-LP, no Material Adverse Change since December 31, 2001 with respect to the Drive Group taken as a whole or any member thereof or with respect to the FC Group taken as a whole or any of the Specified FC Subsidiaries. Neither IFA Parent nor any IFA Entity shall have become aware of any previously undisclosed information with respect to any member of the FC Group, any Management Member, any Drive Entity or any Auto Entity which, in the opinion of IFA Parent or such IFA Entity, would have such a Material Adverse Effect.

         (b) No FC Party, Drive Entity, member of the BOS Group or Funding shall have been (in the opinion of IFA Parent or an IFA Entity) the subject of ridicule, contempt or disgrace, or had its business, operations or reputation adversely affected, by virtue of any act (or omission to act) by any FC Party, any Management Member, any Drive Entity or any Auto Entity. Neither IFA Parent nor any IFA Entity shall have become aware of any previously undisclosed information with respect to any FC Party, any Management Member, any Drive Entity or any Auto Entity which, in the opinion of IFA Parent or such IFA Entity, would (if publicly disclosed) subject any FC Party, any Drive Entity, or any member of the BOS Group to ridicule, contempt or disgrace or adversely affect the business, operations or reputation of any FC Party, any Drive Entity, or any member of the BOS Group.

         5.18 Legal Opinions. Each IFA Entity shall have received legal opinions in form and substance satisfactory to them, addressed to each of the IFA Entities and IFA Parent and dated the Closing Date, from:

         (a) Haynes and Boone, LLP, counsel to FC, CLC and the Auto Entities;

         (b) Cowles & Thompson, P.C., counsel to the Drive Entities;

         (c) Bell, Nunnally & Martin LLP, counsel to MG-LLC, MG-LP and the Management Members; and

         (d) Morris, Nichols, Arsht and Tunnell, special Delaware counsel to the Relevant Entities. The opinions referred to in clauses (a) and (b) above may rely, as to matters of Delaware law, on the aforesaid opinion of Morris, Nichols, Arsht and Tunnell, stating that (in the opinion of counsel rendering such opinion) that it is justified in so relying.

Among other things, each of the four opinions set forth above shall include the following (or words of similar effect in form and substance satisfactory to the IFA Entities and IFA Parent):

                  "We have reread our opinion letter(s) to you dated August 24, 2000. Nothing has come to our attention since said date that leads us to believe or suspect that any opinion contained in said opinion letter(s) was incorrect. To the extent that any opinion in such letter(s) was given "to our knowledge" (or comparable language), we have not subsequently gained any contrary knowledge or any knowledge that, if then known, would have caused us to modify or qualify such opinion."

         5.19  Change in Law; Litigation.

         (a) No provision of Applicable Law or the interpretation thereof by any Authority, in the opinion of either IFA Entity, shall make it illegal for either IFA Entity (or any Person of which either IFA Entity is a Subsidiary) to effect the transactions contemplated hereby or by any other Related Document.

         (b) No Legal Action shall be pending or threatened before or by any Authority seeking to restrain, prohibit, make illegal or delay materially, or seeking damages from any of the Relevant Entities or any member of the BOS Group in connection with, or to impose any materially adverse conditions on any Relevant Entity or any member of the BOS Group in connection with, the consummation of the transactions contemplated by this Agreement, any of the Transfer Agreements, the Exchange Offer or any other Related Document.

         (c) No Legal Action shall be pending or threatened before or by any Authority against any Relevant Entity, any Drive Entity, any Management Member or any executive officer of any of the foregoing which, in the opinion of IFA-GP or IFA-LP, could (if adversely determined) have a Material Adverse Effect on any of the foregoing Entities or which challenges the legality or propriety of any past or present business practice of any Drive Entity or Auto Entity or would adversely affect the reputation of any FC Party, any Drive Entity, any Auto Entity or any member of the BOS Group.

         5.20 All Proceedings to be Satisfactory. All corporate, partnership, limited liability company and other legal matters and all instruments in connection with the transactions contemplated by this Agreement and the other documents referred to herein shall be reasonably satisfactory in form and substance to each IFA Entity, and each IFA Entity shall have received all information and copies of all documents which either may reasonably have requested in connection herewith or therewith, such documents where requested or appropriate to be certified by proper company officials or Authorities.

         5.21 Fees and Expenses. The legal fees and expenses (through the Closing Date) of counsel for the IFA Entities and other members of the BOS Group, Sullivan & Worcester LLP and Sullivan & Cromwell and (if any) local or special counsel, in connection with the transactions contemplated by this Agreement and the other Related Documents shall (to the extent demand for payment thereof shall have been made) have been paid in full by FC.

All documents, agreements, certificates, financial statements, legal opinions, analyses, reports and other papers required to be delivered by this Section 5 shall be in form and substance satisfactory to IFA Parent and the IFA Entities and shall be delivered to them at the Closing Location or as such Persons may otherwise direct.

         6. Conditions of Closing by Relevant FC Entities. The obligations of the Relevant FC Entities to transfer and sell the Subject Securities (FC) to be transferred and sold by them pursuant to this Agreement are subject to each of the following conditions being fulfilled to the satisfaction of CLC (or waived by it) on the Closing Date (unless otherwise specifically indicated below):

         6.1 No Default, etc. On the Closing Date (both before and after giving effect to the transactions to occur on that date under this Agreement, the Related Documents and the Loan Agreements), all representations and warranties made by the IFA Entities herein or in the other Related Documents or by such Persons from and after the date hereof in writing in connection herewith or therewith shall be true and correct in all material respects with the same effect as though such representations and warranties have been made at and as of such time.

         6.2 Officers' Certificates; Supporting Documents. There shall have been delivered to FC and CLC such information and copies of documents, approvals (if any) and records (certified where appropriate) of such limited liability company and legal proceedings as FC or CLC may have reasonably requested relating to the IFA Entities' organization and the entering into and performance of the Related Documents.

         6.3 Charter Documents. Amendments, satisfactory in form and substance to CLC, shall have been made in the Charter Documents of Drive-GP, Drive-LP and Funding to reflect changes in the ownership of such entities relating to the Drive Increase.

         6.4  Exchange Offer.

         (a) Holders of no fewer than 80% of the outstanding shares of New Preferred Stock shall have accepted the Exchange Offer, irrevocably tendered their shares to the Exchange Agent for exchange in accordance with the terms thereof and not withdrawn their shares The IFA Entities shall have received a certificate from the Exchange Agent, in form and substance satisfactory to the IFA Entities, on the Closing Date to that effect.

         (b) The Registration Statement shall have become effective and not be the subject of any "stop order." No Legal Action shall be pending or threatened before or by any Authority seeking to withdraw any shares tendered pursuant to the Exchange Offer if the result of such Legal Action (if adversely determined) would cause the aggregate number of outstanding shares tendered and not withdrawn or sought to be withdrawn to be fewer than 80% of the outstanding shares of New Preferred Stock.

         6.5 MG Entities' Consent. MG-LLC and MG-LP shall have, in documents satisfactory in form and substance to CLC, consented to the Drive Increase, the Drive Restatement and the Drive Holdings Distributions for all purposes, including (to the extent applicable) for purposes of the Shareholders Agreement, the Partnership Agreement and the Operating Agreement.

         6.6 Approvals and Consents. All Requisite Consents required to authorize or required in connection with the execution, delivery and performance of this Agreement and the other Related Documents and the transactions contemplated hereby and thereby (including without limitation the Exchange Offer) by any party hereto or thereto shall have been obtained.

         6.7 New Loans to FC. The New FC Loan Agreement shall have been executed and delivered by the parties thereto, become effective in accordance with its terms and an initial loan made thereunder in accordance with its terms.

         6.8  Transfers and Redemptions.

         (a) Funding shall have sold to IFA-LP 22.42758% of the Partnership Interests in Drive (together with the same percentage of the capital accounts of Drive) for $15,982,760.54 so that, immediately after giving effect thereto, IFA-LP shall own 67.8577436% of the Partnership Interests (and the same percentage of the capital accounts of Drive) and Funding shall own 13.4993325%;

         (b) Funding shall have amended its partnership agreement to create Class A and Class B partnership interests, and all of the Class B Interests shall have been issued to CLCLLC;

         (c) Funding shall have redeemed the aforesaid Class B Interests from CLCLLC for $15,982,760.54;

         (d) Drive Holdings shall have distributed the Minority Funding Interests (i.e., those in Funding and those in Auto-GP) to Drive;

         (e) Drive shall have distributed the Minority Funding Interests to MG-LP; and

         (f) The Partnership Agreement shall have been amended to restate the Partnership Interests of the partners of Drive so that, after giving effect thereto, the Partnership Interests of Drive are owned of record as follows:
IFA-LP 68.9298922%, Funding 13.7360292%, MG-LP 17.232473% and Drive-GP
0.1016055%.

         7.   Certain Additional Provisions.

         7.1 Distributions. Until Acquisition Effectiveness, neither Funding nor Drive will, nor will the FC Parties permit Funding to, declare, order, pay or make, directly or indirectly, any Distribution or set apart any sum or property therefor, or agree to do so, in each case except for (i) Distributions required by Section 2.7 of the Shareholders Agreement, (ii) the $15,982,760.54 distribution required for the Series B Redemption on the Closing Date, and (iii) those consented to by IFA Parent in writing.

         8.   Definitions.

         (a) All references to Sections in this Agreement or in any schedule, exhibit or annex hereto shall be deemed references to Sections in this Agreement unless otherwise specified.

         (b) Phrases such as "hereof" and "herein" refer to the entire Agreement and not just the section or other portion in which said reference appears.

         (c) As used in this Agreement, the terms "including," "including without limitation" and "such as" (and like terms) are illustrative and not limitative.

         (d) Terms used in this Agreement which are defined below shall have the meanings specified below (unless otherwise defined or the context shall otherwise indicate) and shall include in the singular number the plural and in the plural number the singular. References to any gender shall include all genders.

         "Acceptance" shall mean the valid tendering of shares of New Preferred Stock to the Exchange Agent pursuant to and in accordance with the Exchange Offer such that, after giving effect thereto and any withdrawals of such shares permitted to be made under the Exchange Offer, the aggregate number of shares duly tendered (and not withdrawn) immediately prior to Acquisition Effectiveness is not less than 80% of the outstanding shares of New Preferred Stock.

         "Accepted" shall mean, with respect to a Preferred Shareholder, that such Person has validly tendered shares of New Preferred Stock held by such Person to the Exchange Agent pursuant to and in accordance with the Exchange Offer and has not withdrawn such shares. "Accept" shall have a correlative meaning.

         "Acquisition" shall mean the acquisition pursuant to this Agreement (i) by IFA-GP from CLC of 20% of the Membership Interests of Drive-GP and (ii) by IFA-LP from Funding of 22.42758% of the Partnership Interests of Drive-LP.

         "Acquisition Effectiveness" and "Acquisition Effective Date" shall mean the time as of which the Drive Increase is effected pursuant to this Agreement.

         "Additional Membership Interests" shall mean the Membership Interests to be assigned and sold by CLC to IFA-GP to increase the percentage of the latter's Membership Interests from 49% to 69%.

         "Additional Partnership Interests" shall mean the Limited Partnership Interests, and the corresponding capital accounts and rights to receive distributions and allocations, to be assigned and sold to IFA-GP in accordance with the terms of this Agreement.

         "Affiliate" shall mean, with respect to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such first Person and, if such first Person is an individual, any member of the immediate family (including parents, spouse, children, siblings and in-laws) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. Unless otherwise specified (and notwithstanding the preceding sentence), when used with respect to (x) IFA-GP, IFA-LP, MG-LLC, MG-LP, the FC Parties, Funding, Auto-GP and the Management Members or (y) any Person with respect to which any Person in clause (x) is a Subsidiary, "Affiliate" shall not include any Drive Entity.

         "Agreement" shall mean this Securities Purchase Agreement, together with the Exhibits, Annexes and Schedules (if any) attached hereto, as it and they may be amended, supplemented or otherwise modified from time to time as herein provided.

         "Amendments" shall mean, with respect to each of the following documents as in effect on March 1, 2002, an amendment to such document satisfactory to the IFA Entities in form and substance: the Shareholders Agreement, the Employment Agreement and the Charter Documents of Funding, Drive-GP, Drive-LP and (if any, and if such amendment is requested by either IFA Entity) each other Selling Entity.

         "Applicable Law" shall mean any Law of any Authority, whether domestic or foreign, to which the Person in question is subject or by which it or any of its property is bound.

         "Assignment Agreements" shall mean (x) the assignment agreements (other than this Agreement) pursuant to which interests in any of the Subject Securities are transferred by any Relevant Entity as part of, or in connection with, the Drive Increase, and (y) any agreements (other than this Agreement) relating to the redemption of any of the Subject Securities.

         "Authority" shall mean any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Auto" - introductory paragraph.

         "Auto Entities" shall mean Funding and Auto-GP.

         "Auto-GP" - Recitals.

         "Bankruptcy Code" shall mean 11 U.S.C. Section 101 et seq., as from time to time in effect, and any successor law, and any reference to any statutory provision shall be deemed to be a reference to any successor statutory provision.

         "BOS" shall mean Bank of Scotland, BOS-UK's federal branch located in New York City.

         "BOS-UK" shall mean The Governor and Company of the Bank of Scotland.

         "BOS Group" shall mean HBOS and its consolidated Subsidiaries.

         "Business Day" shall mean any day excluding Saturday, Sunday and any day on which banks in New York City or Texas are authorized by law or other governmental action to close.

         "CEO" shall mean, with respect to a Person, that Person's chief executive officer.

         "Charter Document" shall mean (i) with respect to a corporation, its certificate or articles of incorporation or association and its by-laws (or comparable documents under non-US laws); (ii) with respect to a partnership, its partnership agreement, certificate of partnership (if a limited partnership) and its certificate of doing business under an assumed name (if a general partnership); (iii) with respect to a trust, its trust agreement or declaration of trust; (iv) with respect to a limited liability company, its certificate of formation and limited liability company agreement or operating agreement or analogous documents; and (v) with respect to any other type of Person (other than an individual), such documents as are analogous to the foregoing.

         "CLC" - introductory paragraph.

         "CLCLLC" shall mean FC Consumer LLC, a Texas limited liability company whole sole member is CLC.

         "Closing" - Section 1.4.

         "Closing Date" - Section 1.4.

         "Closing Location" shall mean the offices of counsel for the IFA Entities, Sullivan & Worcester LLP, in New York, New York or such other location as the IFA Entities shall agree to.

         "Code" shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor Law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         "Common Stock" shall mean FC's shares of New Common Stock, par value $0.01 per share.

         "Contract" and "Contractual Obligation" shall mean any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability to which a Relevant Entity is a party or to which it or any of its assets or property is subject (whether or not written).

         "control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract, or otherwise.

         "Convertible Securities" shall mean any evidences of indebtedness, equity stock (other than Membership Interests, Limited Partnership Interests or common stock) or other securities directly or indirectly convertible into or exchangeable for Membership Interests, Limited Partnership Interests or common stock, whether or not the right to convert or exchange thereunder is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or existence or non-existence of some other Event, or both.

         "Current Loan Agreement" shall mean the Senior BOS Loan Agreement.

         "Current Management Members" shall mean the Management Members employed by any member of the Drive Group on the date of this Agreement.

         "Damages" - Section 9.4.

         "Date of Issuance" shall mean the earliest date that the Offering Circular, in preliminary or definitive form, is mailed or otherwise delivered to any of the Preferred Shareholders.

         "Distribution" shall mean a dividend, distribution, redemption, return of capital to one's equity holders as such, or any like payment or payment which has the effect of any of the foregoing.

         "Drive" - Recitals.

         "Drive-GP" - Recitals.

         "Drive-LP" shall mean Drive.

         "Drive Entities" shall mean Drive, Drive-GP and each of their respective Subsidiaries.

         "Drive Group" shall mean the Drive Entities, considered as a whole.

         "Drive Holdings" - introductory paragraph.

         "Drive Holdings GP" shall mean Drive Holdings GP LLC, a Delaware limited liability company.

         "Drive Holdings Distributions" shall mean (x) the distribution of the Minority Funding Interests from Drive Holdings to Drive, and (y) the distribution of the Minority Funding Interests from Drive to MG-LP.

         "Drive Increase" shall mean the increase in the IFA Entities' beneficial ownership of the capital accounts and Partnership Interests of, and in the right to receive distributions and profit and loss (and all other) allocations from, Drive-LP from 49% to 69% (including without limitation the increase from 49% to 69% of the percentage of Membership Interests in Drive-GP owned by IFA-GP).

         "Drive Increase Amount" shall mean the 22.42758% of the Partnership Interests of Drive (and the same percentage of the capital accounts of Drive) to be sold by Funding to IFA-LP pursuant to Section 1.2 hereof and the other applicable provisions of this Agreement.

         "Drive Parties" shall mean Drive, Drive-GP and Drive Holdings.

         "Drive Restatement" shall mean the restatement of the Partnership Interests of all partners of Drive effected pursuant to the Partnership Agreement amendment referred to in Sections 5.6(b)(iv) and 6.8(f) hereof.

         "Employment Agreement" shall mean the employment agreement dated as of August 18, 2000 between Drive-GP and Thomas R. Brower, as amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Enforceability Exceptions" - Section 2.1(b).

         "Entities" shall mean Persons other than individuals.

         "Event" shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         "Event of Default" shall mean each of the following:

                  (a) any Relevant Entity shall fail to observe or perform any of the covenants, agreements or provisions contained in Section 2, 3 or 7 hereof; or

                  (b) one or more final judgments for the payment of money in excess of $100,000 shall be rendered against one or more of the Drive Entities subsequent to April 1, 2002 and on or prior to the Closing Date; or

                  (c) an Insolvency Event shall exist with respect to any Relevant FC Entity or any Drive Entity.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         "Exchange Agent" shall be the Person designated in the Offering Circular as the Person to whom shares of New Preferred Stock are to be delivered for exchange by Preferred Shareholders who Accept the Exchange Offer.

         "Exchange Offer" shall mean FC's proposed offer to exchange each outstanding share of its New Preferred Stock for, at the election of each Preferred Shareholder, either (x) two shares of FC's Common Stock and $10.00 cash or (y) three shares of FC's Common Stock and $8.00 cash.

         "FC" shall mean FCFC.

         "FC Commercial" shall mean FirstCity Commercial Corporation, a Texas corporation.

         "FC Group" shall mean FCFC and its Subsidiaries.

         "FC Holdings" shall mean FirstCity Holdings Corporation, a Texas corporation.

         "FC Holdings Management" shall mean Terry R. DeWitt, G. Stephen Fillip and James C. Holmes.

         "FC Party" shall mean, individually and collectively, FC, CLC and CLCLLC.

         "FCFC" - introductory paragraph.

         "Financial Statements" shall mean, with respect to any Person, the statement of financial position (balance sheet) and the statement of earnings, cash flow, and stockholders' (or partners') equity of such Person.

         "Fiscal Year" shall mean each January 1-December 31 period.

         "Funding" - introductory paragraph.

         "Governmental Authorizations" shall mean all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of all Authorities in connection with the ownership or operation of the assets and property of the Relevant Entity or the conduct or operations of the business of such Person.

         "HBOS" shall mean HBOS plc, a Scottish registered company.

         "HSR" shall mean the Law commonly known as "Hart-Scott-Rodino" (or any successor statute in effect from time to time), and the rules and regulations of the Federal Trade Commission promulgated thereunder.

         "IFA" shall mean IFA Parent.

         "IFA Entities" shall mean IFA-GP and IFA-LP.

         "IFA-GP" - introductory paragraph.

         "IFA-LP" - introductory paragraph.

         "IFA Parent" shall mean BoS (USA) Inc. (formerly IFA Incorporated), an Illinois corporation.

         "Immediate Family" shall mean, with respect to any individual, his or her spouses, past or present, children, parents and siblings, and any of the spouses of the foregoing, past or present, in all cases whether related by blood, by adoption or by marriage.

         "Indemnified Parties" - Section 9.4

         "Insolvency Event" shall mean the occurrence of any of the following with respect to a Person: such Person shall make an assignment for the benefit of, or composition with, creditors or shall become insolvent or be unable, or generally fail, to pay its debts when due; or any bankruptcy, insolvency or other proceeding for the relief of financially distressed debtors shall be commenced with respect to such Person, or a receiver, liquidator, custodian or trustee shall be appointed for such Person or a substantial part of its assets, and, if any of the same shall occur involuntarily as to such Person, it shall not be dismissed, stayed or discharged within 60 days; or if any order for relief shall be entered against such Person under Title 11 of the United States Code entitled "Bankruptcy" (or any analogous statute); or such Person shall take any action to effect, or which indicates its acquiescence in, any of the foregoing.

         "Law" shall mean (a) any administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, Law, injunction, judgment, order, ordinance, proclamation, regulation, requirement, rule, statute, or writ of any Authority; (b) the common law; or (c) any arbitrator's or referee's award or decision

         "Legal Action" shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law or in arbitration, equity or admiralty, whether or not purported to be brought on behalf of such Person, affecting such Person or any of such Person's business, property or assets.

         "Lien" shall mean any of the following: mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; any financing lease involving substantially the same economic effect as any of the foregoing; or any restriction on sale, transfer, assignment, disposition or other alienation.

         "Limited Partnership Interests" shall mean Partnership Interests held by limited partners of Drive in their capacity as limited partners.

         "Loan Agreements" shall mean the Current Loan Agreement and the New FC Loan Agreement.

         "Management Group" shall mean, collectively, the Management Members.

         "Management Group Partnership Agreement" shall mean the limited partnership agreement of MG-LP as in effect on the Original Closing Date, as the same may from time to time thereafter be amended, supplemented or otherwise modified in accordance with its terms and those of the Shareholders Agreement.

         "Management Members" shall mean the following individuals: Blake Bozman, Thomas Brower, Thomas Dundon, Scot Foith, Bradley Reeves, Stephen Trent and R. Tyler Whann.

         "Material Adverse Change" in respect of a Person shall mean a material adverse change in the business, properties, operations or condition (financial or otherwise) of such Person.

         "Material Adverse Effect" in respect of a Person shall mean an effect that would result in a Material Adverse Change.

         "material adverse" when used in uncapitalized form (alone or in conjunction with other terms ) shall mean, with respect to the Person(s) indicated, any Event or set of Events which could reasonably be expected to (a) have any material adverse effect upon or result in any material adverse change in the validity or enforceability of this Agreement or any Related Document, (b) materially and adversely affect the business, properties, operations or condition (financial or otherwise) of such Person, (c) materially impair the Relevant Entity's ability to fulfill its obligations under the terms of any material agreement, instrument or other document executed or required to be executed by such Person, (d) materially and adversely affect the rights and remedies of any party (other than the Relevant Entities) under this Agreement or any Related Document, or (e) materially and adversely affect any Relevant Entity's ability to perform this Agreement or any of the other Related Documents.

         "Membership Interests" shall mean the membership interests in Drive-GP described in Drive-GP's Operating Agreement.

         "MG-LLC" shall mean Drive Management GP LLC, a Texas limited liability company.

         "MG-LP" - Recitals.

         "MG Entities" shall mean MG-LP and MG-LLC.

         "Minority Funding Interests" shall mean, collectively, (x) the partnership interests (and related capital accounts) in Funding held by Drive Holdings as of March 1, 2002, and (y) the 1,000 shares of capital stock in Auto-GP that are owned by Drive Holdings as of March 1, 2002.

         "New FC Loan Agreement" shall mean a loan agreement proposed to be entered into between BOS and FC Commercial or another member of the FC Group and satisfactory to FC, the relevant borrower and BOS in form and substance, pursuant to which, on the terms and conditions to be set forth therein, BOS would agree to lend to FC Commercial (guaranteed by FC and certain Subsidiaries of FC) or to FC and FC Commercial (guaranteed by certain Subsidiaries of FC) up to an aggregate of $5,000,000 in revolving credit loans and up to an aggregate of $55,000,000 in term loans for the acquisition of distressed debt, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with its terms.

         "New Preferred Stock" shall mean FC's New Preferred Stock, par value $0.01 per share.

         "Offering Circular" shall mean the prospectus (in preliminary or definitive form) and related material sent by or on behalf of FC to Preferred Shareholders from time to time in connection with the Exchange Offer.

         "Operating Agreement" shall mean the Third Amended and Restated Limited Liability Company Agreement of Drive-GP dated as of August 18, 2000, as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and with IFA-GP's prior written consent.

         "Option" shall mean the agreement dated December 20, 1999 and entitled "Option to Acquire Warrant" issued by FC to IFA Parent in connection with FC's purchase from IFA Parent on or about said date of $25,000,000 principal amount of subordinated notes, as such agreement has been and may hereafter be amended, supplemented or otherwise modified in accordance with its terms.

         "Option Securities" shall mean all rights, options, warrants and the like, and calls or commitments evidencing the right, to subscribe for, purchase or otherwise acquire shares of capital stock, Convertible Securities, Membership Interests or partnership interests whether or not the right to subscribe for, purchase or otherwise acquire is immediately exercisable or is conditioned upon the passage of time, the occurrence or non-occurrence or the existence or non-existence of some other Event.

         "Original Closing Date" shall mean August 24, 2000.

         "Original Related Documents" shall have the meaning provided for the term "Related Documents" in the Original SPA.

         "Original SPA" shall mean that certain Securities Purchase Agreement dated as of August 18, 2000 among FC, CLC, Funding, Auto-GP, IFA-GP and IFA-LP, as amended by Section 9.4(d) of this Agreement, and as the same may from time to time thereafter be further amended, supplemented or otherwise modified in accordance with its terms.

         "Owners Agreement" shall mean the agreement dated as of August 18, 2000 entitled "Agreement Among the Owners" among Drive, Drive-GP, MG-LLC, MG-LP, IFA-GP, IFA-LP, IFA Parent, CLC, Funding and Auto-GP, as in effect on the date hereof.

         "Partnership Agreement" shall mean the Second Amended and Restated Agreement of Limited Partnership of Drive dated as of August 18, 2000, as the same may from time to time be amended, supplemented or otherwise modified in accordance with its terms and with IFA-LP's prior written consent.

         "Partnership Interests" shall mean the partnership interests in Drive described in Drive's Partnership Agreement.

         "Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, the BOS Group, the CLC Group, the Drive Group, the Management Group, a limited liability company, a not-for-profit corporation or other not-for-profit entity, a trust, an unincorporated association, a joint venture or other entity or an Authority.

         "Potential Default" shall mean any Event which after notice, passage of time, or both, would constitute an Event of Default.

         "Preferred Shareholders" shall mean holders of the New Preferred Stock.

         "Private Authorizations" shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities).

         "Purchase Price" shall mean, unless the context shall otherwise indicate, the aggregate amount of the Purchase Price (LPI) and the Purchase Price (MI).

         "Purchase Price (LPI)" - Section 1.3.

         "Purchase Price (MI)" - Section 1.3.

         "Registration Statement" shall mean (from and after same is initially filed with the SEC) the Registration Statement on Form S-4, including all exhibits thereto, filed by FC with the SEC in connection with the Exchange Offer, as the same may be amended by FC from time to time.

         "Related Documents" shall mean this Agreement, the Transfer Agreements, the Amendments, the Employment Agreement, the Shareholders Agreement, the Charter Documents of Funding and of the Drive Parties and the other Selling Entities (other than CLC), and each other agreement, instrument and other document (other than the Loan Agreements and the guarantees, security agreements, pledge agreements and the like executed in connection therewith) executed or required to be executed by any of the Relevant Entities on or prior to the Closing Date (or, if pursuant to Section 9.14 hereof, at any time thereafter) in connection with the transactions contemplated by this Agreement and the other Related Documents, in each case as amended, supplemented or otherwise modified from time to time in accordance with their respective terms.

         "Relevant Entity" shall mean, collectively, the FC Parties, Drive-GP, Drive-LP, Drive Holdings and the Auto Entities, or such one or more of them as the context shall indicate.

         "Relevant FC Entity" shall mean, collectively, the FC Parties and the Auto Entities, or such one or more of them as the context shall indicate.

         "Requisite Consents" - Section 5.9.

         "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         "SEC" shall mean the U.S. Securities and Exchange Commission.

         "Selling Entities" shall mean CLC, CLCLLC, Funding, Drive, Drive Holdings and MG-LP.

         "Selling FC Entities" shall mean CLC, CLCLLC and Funding.

         "Senior BOS Loan Agreement" shall mean that certain Amended and Restated Loan Agreement dated as of December 20, 1999 (for reference purposes only) with FCFC as borrower, BOS-UK and IFA Parent as lenders, and BOS as agent for such lenders, as such agreement has been and may hereafter be amended, supplemented or otherwise modified from time to time in accordance with its terms.

         "Series B Redemption" shall mean the redemption of the Series B Units by Funding from CLCLLC for $15,982,760.54.

         "Series B Units" shall mean the Series B limited partnership interest, with a redemption or comparable value of $15,982,760.54, contemplated to be established by Funding in connection with the transactions contemplated hereby.

         "Shareholders Agreement" means the Agreement Among Members dated as of August 18, 2000, as such agreement may from time to time be amended, supplemented or otherwise modified in accordance with its terms.

         "Subject Securities" shall mean, collectively, (i) the Membership Interests in Drive-GP to be sold by CLC to IFA-GP, (ii) the Minority Funding Interests, (iii) the Series B Units to be redeemed by Funding, and (iv) the capital accounts of, and Limited Partnership Interests in, Drive-LP to be sold by Funding to IFA-LP, in each case as set forth in this Agreement.

         "Subject Securities (FC)" shall mean, collectively, (i) the Membership Interests in Drive-GP to be sold by CLC to IFA-GP, (ii) the Series B Units to be redeemed by Funding, and (iii) the capital accounts of, and Limited Partnership Interests in, Drive-LP to be sold by Funding to IFA-LP, in each case pursuant to Sections 1.1 and 1.2 and the other applicable provisions hereof.

         "Subsidiary" of any Person shall mean any other firm, corporation, limited liability company, partnership, trust or other unincorporated organization or association or other enterprise, 50% or more of the indicia of equity rights (whether capital stock or otherwise) of which is at the time owned, directly or indirectly, by such Person and/or by one or more of such Person's Subsidiaries.

         "Tax" (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any Tax items such as investment Tax credits), alternative or add-on minimum Tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit Tax, custom, duty or other Tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, additions to Tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         "Taxing Authority" shall mean any Authority responsible for the imposition of any Tax.

         "transfer" and variations thereof, when used with respect to Subject Securities, shall include the Series B Redemptions and the Drive Restatement.

         "Transfer Agreements" shall mean the Assignment Agreements.

         "written," "in writing" and other variations thereof shall mean any form of written communication or a communication by means of telecopier.

         9.   Miscellaneous Provisions.

         9.1 Termination. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of FC and the IFA Entities.

         9.2 Stamp and Other Taxes. The FC Parties jointly and severally covenant and agree that they will pay all documentary stamp or similar excise taxes, including any interest or penalties thereon, which may be legally payable in connection with or arising out of the issue, redemption or transfer of any of the Subject Securities and will indemnify each holder of any thereof against, and save it harmless from, any liability, cost or expense in respect of any such stamp taxes or other taxes and any interest or penalties thereon. The foregoing agreement in this connection shall survive termination of this Agreement.

         9.3  Expenses.

         (a) Whether or not the transactions hereby contemplated shall be consummated, FC shall pay (x) the legal fees and expenses of IFA Parent and the IFA Entities (including those from counsel referred to in Section 5.21) incurred in connection with the transactions contemplated by this Agreement and the other Related Documents, whether rendered before, on or after the Closing Date (but not for any period subsequent to 60 days after the Closing Date). The legal fees and expenses of counsel for members of the FC Group and members of the Drive Group in connection herewith shall be paid by FC and Drive, respectively.

         (b) Whether or not the transactions hereby contemplated shall be consummated, FC shall pay the fees and expenses of other external third parties (including without limitation KPMG) retained by IFA

Parent or the IFA Entities in connection with the transactions contemplated by this Agreement and the other Related Documents, in each case for services rendered on or prior to the Closing Date.

         9.4  Indemnification.

         (a) (i) Each of the FC Parties hereby jointly and severally agrees to indemnify, pay and hold harmless IFA Parent, IFA-GP and IFA-LP and each of them (collectively, the "Indemnified Parties") from and against all liability, losses, damages and expenses (collectively, "Damages"), including without limitation legal fees and expenses, incurred by any one or more of them as a result of any representation or warranty contained in Section 2 of this Agreement (other than those contained in Section 2.11(a) hereof and Annex A hereto) or otherwise made by any FC Party or Auto Entity in connection with the Acquisition or the transactions contemplated hereby Agreement (other than those contained in Section 2.11(a) hereof and Annex A hereto) being incorrect, incomplete or misleading. The obligations provided for in this Section 9.4(a)(i) shall survive for seven years from the Closing Date with respect to all Tax-related representations and warranties and for 30 months from the Closing Date with respect to all other representations and warranties; provided, however, that if at the expiration of the seven-year or 30-month period (as applicable), any claim for indemnification hereunder has been asserted in writing by an Indemnified Party to an FC Party but not fully determined or (with respect to Tax-related representations and warranties) any audit by the Internal Revenue Service has been initiated but not completed, such seven-year or 30-month period (as applicable) will be extended as to such claim or audit until it is finally determined or concluded.

         (ii) Each of the FC Parties hereby jointly and severally agrees to indemnify, pay and hold harmless the Indemnified Parties from and against all Damages, including without limitation legal fees and expenses, incurred by any one or more of them as a result of any representation or warranty contained in
Section 2.11(a) of this Agreement or Annex A hereto being incorrect, incomplete or misleading. The obligations provided for in this Section 9.4(a)(ii) shall survive for seven years from the Original Closing Date with respect to all Tax-related representations and warranties and for 30 months from the Original Closing Date with respect to all other representations and warranties; provided, however, that if at the expiration of the seven-year or 30-month period (as applicable), any claim for indemnification hereunder has been asserted in writing by an Indemnified Party to an FC Party but not fully determined or (with respect to Tax-related representations and warranties) any audit by the Internal Revenue Service has been initiated but not completed, such seven-year or 30-month period (as applicable) will be extended as to such claim or audit until it is finally determined or concluded.

         (b) Neither of the FC Parties or Funding shall be required to make any payments under Section 9.4(a) until the aggregate amount payable thereunder shall exceed $250,000, and then only for the amount in excess of said $250,000 in the aggregate; provided, however, that the foregoing provisions of this
Section 9.4(b) shall not apply to matters arising in respect of Sections 2.1(d), 2.4, 2.6, 2.9 or 2.12 (or to Sections 1.1(d), 1.7, 1.9, 1.15 or 1.17 of Annex A
hereto) or to any breach of a representation or warranty made by FC or CLC of which FC, CLC, Funding or Auto-GP had knowledge prior to the Closing Date or to any intentional breach of any representation, warranty or obligation of any FC Party or Auto Entity, and each FC Party will be jointly and severally liable for all Damages with respect to each such breach.

         (c) Each of the FC Parties hereby jointly and severally agrees to indemnify, pay and hold harmless each member of the BOS Group from and against all Damages incurred by any one or more of them as a result of any representation or warranty contained in Section 2.6 of this Agreement, or otherwise made by any FC Party or Auto Entity in connection with the Exchange Offer, being incorrect, incomplete or misleading.

         (d) The last sentence of Section 7.4(a) of the Original SPA is hereby amended by adding the following at the end thereof:

         "provided, however, that if at the expiration of the seven-year or 30-month period (as applicable), any claim for indemnification hereunder has been asserted in writing by an Indemnified Party to an FC Party but not fully determined or (with respect to Tax-related representations and warranties) any audit by the Internal Revenue Service has been initiated but not completed, such seven-year or 30-month period (as applicable) will be extended as to such claim or audit until it is finally determined or concluded."

The provisions of this clause (d) shall be deemed signed only by those parties hereto that are also parties to the Original SPA and hence no consent of any party hereto that was not also a signatory to the Original SPA is required for any amendment of this clause (d), notwithstanding anything to the contrary in
Section 9.7(a) hereof. Capitalized terms used in the foregoing amendment have the definitions provided therefor in the Original SPA.

         (e) Each of the FC Parties hereby jointly and severally agrees to indemnify, pay and hold harmless Drive from and against all Damages , including without limitation legal fees and expenses, incurred by Drive to the extent that the assignment and transfer by Drive to Drive Holdings in August 2000 of Drive's limited partnership interest in Funding pursuant to that certain Contribution and Assumption Agreement among Drive, Drive Holdings and Drive Holdings GP did not result in Drive Holdings replacing Drive as a limited partner of Funding in August 2000 in accordance with the provisions of Funding's partnership agreement recognizing the effectiveness of such transfers and the admission of new limited partners.

         9.5  Survival of Covenants.

         (a) All covenants, agreements and representations made herein and in certificates delivered in connection herewith shall be deemed material and relied on by the IFA Entities notwithstanding any investigation made by either of them or in its or their behalf, and shall survive the execution and delivery of the Subject Securities and payment therefor for a period of two years after the Closing Date except those relating to Taxes (which shall survive until the end of the Fiscal Year following the sixth anniversary of the Closing Date) and those contained in Section 2.6 of this Agreement (which shall survive for the duration of the longest statute of limitations applicable to any suit or other action that may be instituted against any Indemnified Party concerning any of the matters referred to in said Section 2.6); provided, however, that (i) those in Section 2.11(a) of this Agreement or Annex A hereto relating to Taxes shall survive until the end of the Fiscal Year following the sixth anniversary of the Original Closing Date and (ii) those in Section 2.11(a) or Annex A hereto (other than those relating to Taxes) shall survive for a period of two years after the Original Closing Date.

         (b) In furtherance and not in limitation of the provisions of clause
(a) above: NO INVESTIGATION PERFORMED BY OR ON BEHALF OF ANY OF THE IFA ENTITIES OR DRIVE OR ANY OF THEIR RESPECTIVE AFFILIATES (OR BY ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF ANY OF THE FOREGOING), NOR ANY INFORMATION POSSESSED BY ANY SUCH PERSON, SHALL AFFECT ANY REPRESENTATION OR WARRANTY MADE IN THIS AGREEMENT (UNLESS EXPRESSLY ADDRESSED IN SUCH REPRESENTATION OR WARRANTY) BY ANY OF THE OTHER PARTIES HERETO, OR ANY CONDITION TO THE OBLIGATIONS OF THE PARTIES HERETO, OR LIMIT THE SCOPE OF ANY SUCH REPRESENTATIONS, WARRANTIES OR CONDITIONS, OR IN ANY WAY LIMIT ANY LIABILITY OF ANY FC PARTY UNDER SECTION 9.4.

         9.6 Notices. Except as otherwise expressly provided herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered if sent by Federal Express or other similar overnight delivery service or by telecopier, or five Business Days after mailing (when mailed, postage prepaid, by registered or certified mail, return receipt requested); in each case addressed as follows:

                  If to IFA-GP or IFA-LP:

                           26th floor
                           565 Fifth Avenue
                           New York, New York 10017
                           Attention:  Jim Halley
                           Telephone No.:  (212) 450-0829
                           Telecopier No.:  (212) 883-6610

                  If to FC, CLC, Funding or Auto-GP:

                           6400 Imperial Drive
                           P.O. Box 8216
                           Waco, TX  76712
                           Attention:  Jim Sartain, CEO
                           Telephone No.:  (254) 751-1750
                           Telecopier No.:  (254) 751-7725

or to such other person(s), facsimile number(s) or address(es) as the party to receive any such notice or other communication may have designated by written notice to the other parties.

         9.7  Amendment; Waiver.

         (a) Except as may otherwise be specifically provided herein, no provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by all the parties hereto. Any such change, waiver, discharge or termination shall be effective only in the specific instance and for the specific purposes for which made or given.

         (b) No failure or delay on the part of any of the parties hereto in exercising any right, power or privilege under this Agreement, and no course of dealing between or among any one or more of them shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         9.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED WHOLLY WITHIN THE STATE OF NEW YORK (REGARDLESS OF THE PLACE WHERE THIS AGREEMENT IS EXECUTED) AND WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISIONS.

         9.9 Entire Agreement. (a) Integration. This Agreement, together with the other Related Documents and the Loan Agreements (and the documents referred to therein), comprises the complete and integrated agreement of the parties on the subject matter of the Drive Increase, the Drive Restatement and the Drive Holdings Distributions and supersedes all prior agreements, written or oral, between or among the parties hereto on such subject matter, it being understood and acknowledged that nothing contained in this Agreement or in any of the other Related Documents supersedes the Original SPA or

(except to the extent any of the other Original Related Documents are amended in connection herewith) such other Original Related Documents.

         (b) Notwithstanding anything to the contrary contained herein, unless a party hereto otherwise requests with respect to any specific exhibit, exhibits to this Agreement shall not be required to be attached to the execution or any other copy of this Agreement, and any references in this Agreement or any Related Document to such exhibits as "Exhibits hereto," "Exhibits to this Agreement" or words of similar effect shall be deemed to refer to such document as executed by the relevant parties thereto and delivered on the Closing Date.

         9.10 Jurisdiction. Each party hereto hereby agrees that any legal action or proceeding against it or any of its Affiliates or any Drive Entity or any of its Affiliates with respect to this Agreement or any of the agreements or other documents delivered pursuant hereto or in connection herewith may (and shall exclusively) be brought in the courts of the State of New York located in New York City or of the United States of America for the Southern District of New York as the party bringing such action or proceeding may elect, and, by execution and delivery hereof, each of the parties hereto hereby accepts and consents for itself and in respect to its property, generally and unconditionally, with respect to any such action or proceeding, the exclusive jurisdiction of the aforesaid courts and waives any right to stay or to dismiss any such action or proceeding brought before said courts on the basis of forum non conveniens; provided that nothing contained herein shall limit the right of IFA-GP or IFA-LP or any member of the BOS Group to bring any such action or proceeding in the courts of Texas or any other jurisdiction where IFA-GP or IFA-LP or such member may obtain proper jurisdiction over such party. The parties hereto further agree that the provisions of Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York shall apply to this Agreement and such other agreements and documents. Each party hereto hereby irrevocably consents that all process served or brought against it with respect to any such action or proceeding in any such court shall be effective and binding service in every respect if sent by registered mail, or (if permitted by law) by Federal Express or other similar overnight courier service, to such party at its address set forth in Section 9.6 (or such other address as the other parties hereto are notified of in accordance with the provisions of said Section); nothing in this Section 9.10 shall affect the right of any party hereto to serve process in any other manner permitted by law.

         9.11 Business Days. Whenever a specified time period is provided for herein and such period ends on a day which is not a Business Day, the last day of such period shall be deemed extended to the next succeeding day which is a Business Day.

         9.12 Headings; Counterparts. The headings contained in this Agreement are for reference purposes only and shall not limit or otherwise affect the meaning of any provision of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, binding upon all of the parties hereto. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts. Telecopied signatures hereto shall be of the same force and effect as an original of a manually signed copy.

         9.13 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely any party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled and consummated to the maximum extent possible.

         9.14 Further Acts. Each party agrees that at any time, and from time to time, after the Closing Date, it will do all such things and execute and deliver all such additional agreements, instruments and documents, and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby.

         9.15 Mutual Drafting. This Agreement and the other Related Documents are the result of the joint efforts of the parties hereto and thereto, respectively, and each provision hereof and thereof has been subject to the mutual consultation, negotiation and agreement of the parties to each and there shall be no construction against any party based on any presumption of that party's involvement in the drafting hereof or thereof.

         9.16 No Third-Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained herein shall be deemed to confer upon anyone other than the relevant parties hereto and their respective successors and permitted assigns any right to insist on or to enforce the performance or observance of any of the obligations contained herein.

         9.17 Jury Waiver. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT OR HE MAY HAVE TO A TRIAL BY

                      [balance of page intentionally blank]

JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF OR BY ANY PARTY HERETO OR ANY AFFILIATE THEREOF.

         IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

FIRSTCITY FINANCIAL CORPORATION           FIRSTCITY CONSUMER LENDING CORPORATION

By /s/ James T. Sartain                   By /s/ James T. Sartain
  ------------------------------------      ------------------------------------
   Name:  James T. Sartain                   Name:  James T. Sartain
   Title: President                          Title: Chairman of the Board


FIRSTCITY FUNDING GP CORP.                FIRSTCITY FUNDING L.P.
                                          By FirstCity Funding GP Corp.,
                                          its general partner

By /s/ James T. Sartain                        By /s/ James T. Sartain
  ------------------------------------           -------------------------------
   Name:  James T. Sartain                        Name:  James T. Sartain
   Title: Chairman of the Board                   Title: Chairman of the Board



IFA DRIVE GP HOLDINGS LLC                 IFA DRIVE LP HOLDINGS LLC

By /s/ James Halley                       By /s/ James Halley
  ------------------------------------      ------------------------------------
   Name:  James Halley                       Name:  James Halley
   Title: Manager                            Title: Manager

DRIVE FINANCIAL SERVICES LP               DRIVE HOLDINGS LP
By Drive GP LLC, its sole                 By Drive Holdings GP LLC, its sole
general partner partner                   general partner

By /s/ Thomas R. Brower                   By /s/ Thomas R. Brower
  ------------------------------------      ------------------------------------
   Name:  Thomas R. Brower                   Name:  Thomas R. Brower
   Title: President                          Title: President


CONSENTED TO:
DRIVE GP LLC

By /s/ Thomas R. Brower
  ------------------------------------
   Name:  Thomas R. Brower
   Title: President

                              SCHEDULES AND ANNEXES

Schedule 2.1(a)....................................Jurisdictions of Organization
Schedule 2.1(c).....................Governmental and Private Authorizations (FC)
Schedule 2.4.............................................Affiliated Transactions
Schedule 3.1(c)..................Governmental and Private Authorizations (Drive)
Annex A................................Additional Representations and Warranties

                                                                 Schedule 2.1(a)

                          Jurisdictions of Organization


Name of Entity                                Type of Entity                    State of Organization
--------------                                --------------                    ---------------------
FirstCity Financial Corporation               corporation                       Delaware
FirstCity Consumer Lending Corporation        corporation                       Texas
FirstCity Funding, L.P.                       limited partnership               Texas
FirstCity Funding GP Corp.                    corporation                       Texas
FC Consumer LLC                               limited liability company         Texas
Drive Financial Services LP                   limited partnership               Delaware
Drive GP LLC                                  limited liability company         Delaware
Drive Holdings LP                             limited partnership               Delaware

                                                                 Schedule 2.1(c)


                     Governmental and Private Authorizations
                                  (FC ENTITIES)

                                    PART ONE
                           Governmental Authorizations


Entity Requiring                                                                         Date              Date
 Authorization        Granting Entity         Description of Action Required           Received          Expected
----------------------------------------------------------------------------------------------------------------------
First City            Securities and     Filing of documents listed in the                              June 11, 2002
Financial             Exchange           parenthetical contained in the first
Corporation           Commission         sentence of Section 2.2 of Agreement
                                         to which this Schedule is attached
                                         (the "SPA")
----------------------------------------------------------------------------------------------------------------------
First City            Securities and     Declaring the Registration Statement                           July 31, 2002
Financial             Exchange           (as defined in the SPA) effective
Corporation           Commission
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                    PART TWO
                             Private Authorizations

Entity Requiring      Granting         Description of            Relevant Document            Date            Date
 Authorization         Entity          Action Required             Requiring Same           Received        Expected
----------------------------------------------------------------------------------------------------------------------
FirstCity           CFSC Capital          Consent                Loan Agreement dated                     3 business
Financial           Corp. XXX                                    February 16, 1999, as                    days prior
Corporation                                                      amended                                  to Closing
                                                                                                          Date (as
                                                                                                          defined in
                                                                                                          SPA)
----------------------------------------------------------------------------------------------------------------------
FirstCity           CFSC Capital          Consent                Loan Agreement dated                     3 business
Holdings            Corp. XXX                                    April 6, 2000, as                        days prior
Corporation                                                      amended                                  to Closing
                                                                                                          Date
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
FirstCity           Drive                 Consents similar to    Agreement Among                          Prior to
Funding L.P.        Management LP         those in first         Members dated as of                      August 1,
   and                                    sentence of Section    August 18, 2000                          2002
FirstCity                                 1.5 of the SPA and
Consumer                                  consent to transfer
Lending                                   of membership
Corporation                               interests by CLC to
                                          IFA-GP
----------------------------------------------------------------------------------------------------------------------
FirstCity           Drive                 Consents similar to    Partnership Agreement                    Closing
Funding L.P.        Management LP         those in second        of Drive                                 Date
                                          sentence of
                                          Section 1.5 of
                                          the SPA
----------------------------------------------------------------------------------------------------------------------
FirstCity           Drive                 Consents similar to    Limited Liability                        Closing
Consumer            Management LP         those in third         Company Agreement of                     Date
Lending                                   sentence of            Drive GP LLC
Corporation                               Section 1.5 of
                                          the SPA
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------


                                                                    Schedule 2.4

                             Affiliated Transactions

         1. Services Agreement (Moore) dated as of August 18, 2000, between Drive Financial Services LP and FirstCity Consumer Lending Corporation.

         2. Amendment to Software License and Services Agreement between PeopleSoft USA, Inc. and FirstCity Financial Corporation executed by Drive Financial Services LP related to its use of the software.

         3. Agreement dated effective as of August 1, 2000 between Drive Financial Services LP ("Drive") and FirstCity Financial Corporation ("FCFC") relating to use of PeopleSoft software by Drive and payment by Drive to FCFC of a pro-rata share of the annual support services fee and the incremental licenses fees for PeopleSoft Financial Software Modules based upon Drive's projected revenues for the next year and Drive's annual revenues for the past year compared to FCFC's projected consolidated revenues for the next year (not including any income/revenues from its interest in Drive) and FCFC's consolidated annual revenue for the past year (not including any income/revenue from its interest in Drive).

                                                                 Schedule 3.1(c)


                     Governmental and Private Authorizations
                                (DRIVE ENTITIES)

                                    PART ONE
                           Governmental Authorizations


Entity Requiring                                                                          Date             Date
  Authorization       Granting Entity         Description of Action Required            Received         Expected
  -------------       ---------------         -------------------------------          ---------         --------


                                                            NONE









                                    PART TWO
                             Private Authorizations


Entity Requiring      Granting          Description of           Relevant Document           Date            Date
 Authorization         Entity          Action Required            Requiring Same           Received        Expected
 -------------         ------          ---------------            --------------           --------        --------



                                             NONE






                                                                         Annex A

                    Additional Representations and Warranties

         10. FC and CLC hereby jointly and severally represent and warrant to IFA Parent and each IFA Entity (which representations and warranties shall survive the execution and delivery of the Agreement to the extent set forth in
Section 9.5 of the Agreement) as follows as of August 18, 2000. Capitalized terms used in this Annex A (except for the term "Original SPA") have the meanings provided for such terms in the Original SPA. References below in this Annex A to "is," "now" and other terms denoting the current tense refer to August 18, 2000. References to the knowledge of Persons refer to the knowledge of such Persons as of August 18, 2000; however, as further set forth in Section 2.11(a) of the SPA to which this Annex is attached, FC and CLC also represent (jointly and severally) as of the date of said SPA that, with respect to any representations or warranties set forth below that are expressly stated to be given to a Person's "knowledge", there would be no changes in such representations or warranties as of August 18, 2000 if the knowledge possessed by the relevant Person on that date was the actual knowledge possessed by such Person on the date of the SPA to which this Annex is attached.

         10.1  Organization and Business; Power and Authority.

         (a) Each of the FC Parties, each of the Auto Entities and each of the Drive Entities (i) is an organization of the type specified opposite its name on
Schedule 2.1(a) to the Original SPA, (ii) is duly organized, validly existing and in good standing under the laws of the jurisdiction under which it is organized (as specified in such schedule), (iii) has all requisite power and authority (corporate or other) to own or hold under lease its properties and to conduct its business as now conducted (in the case of the FC Parties and the Auto Entities) and as proposed to be conducted (in the case of the Drive Entities), and (iv) except as set forth in Schedule 2.1(a) to the Original SPA, is duly qualified and is in good standing as a foreign organization authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on such Person. Except as stated in Schedule 2.1(c) to the Original SPA or Schedule 2.17 to the Original SPA, each of the Auto Subsidiaries is wholly owned by Auto. Each of the Securitization Subsidiaries is owned as set forth on Schedule 2.17 to the Original SPA. References in this Annex A to "as proposed to be conducted," when used with respect to the business proposed to be conducted by the Drive Entities on or after Acquisition Effectiveness, shall be considered to mean "as proposed to be conducted by the Drive Entities in substantially the same manner and in the same jurisdictions as the Auto Entities were conducting such business prior to Acquisition Effectiveness."

         (b) Other than licenses identified on Schedule 2.6(a) to the Original SPA, each Relevant Entity has the necessary power and authority (corporate or otherwise, as applicable), and all necessary franchises, permits, licenses and other rights and privileges, to enter into and perform its obligations under the Original SPA and each other Related Document to which it is a party, and (in the case of CLC) to sell the Subject Securities. The execution, delivery and performance of the Original SPA and each of the other Related Documents to which a Relevant Entity is a party (including without limitation (i) the transfer of assets (including, without limitation, the assets transferred to CLC by Auto-FCA and FC Consumer Finance), the Residuals and the Securitization Shares by CLC to Drive pursuant to the Residuals Agreement (CLC), (ii) the transfer of Residuals by Auto-ABS to Auto pursuant to the Residuals Agreement (ABS), (iii) the transfer of assets by (A) Auto-FCA and Auto-Servicing to Auto, (B) FC Consumer Finance and Auto-FCA to CLC, and (C) FC Consumer Finance to CLC pursuant to the Assignment Agreements, (iv) the transfer of the Auto Assets (including without limitation (x) the Residuals transferred to Auto pursuant to the Residuals Agreement (ABS) and (y) the assets transferred by Auto-FCA, Auto-Servicing and FC Consumer Finance to Auto pursuant to the Assignment Agreements) by Auto to Drive pursuant to the Asset Acquisition Agreement (Auto), and (v) the transfer of the aforementioned Residuals by Drive to Drive-ABS pursuant to the Residuals Agreement (Drive) and the sale of the Subject Securities by CLC to the IFA Entities pursuant to the Original SPA) have been duly authorized by all necessary corporate or other applicable action; no Government Authorization or Private Authorization that has not been obtained is required for the execution, delivery and performance of the Original SPA and the other Related Documents by any Relevant Entity. No approval of the transactions contemplated by the Original SPA or by any of the other Related Documents, individually or as a whole, is required from FC's stockholders. The Original SPA has been duly and validly executed and delivered by each of the Relevant Entities party to the Original SPA and constitutes, and each other Related Document to which each is a party when executed and delivered by such Person will have been duly and validly executed and delivered by such Person and will constitute, legal, valid and binding obligations of the Relevant Entities party to the Original SPA and thereto (as the case may be), enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by Enforceability Exceptions.

         (c) Prior to giving effect to the Acquisition, neither Auto nor Auto-GP owns any voting shares or other equitable interest in any Person, however organized and however such interest may be denominated or evidenced, except as set forth in Schedule 2.1(c) to the Original SPA. All of the assets held by each of the Persons listed on Schedule 2.1(c) to the Original SPA as owned by Auto or Auto-GP (other than Auto-FCAR), and all of the equity interests in each of the Securitization Subsidiaries, in whole or in part, have been transferred (directly or indirectly) to one or more of the Drive Entities except for CLC's shares in Auto-FCA and FC Consumer Finance and Auto's shares in Auto-Servicing, Auto-FCA and Auto-ABS.

         (d) No approval by the shareholders of FC is required for the execution, delivery or performance of any of the Original SPA or any of the Related Documents or any of the transactions contemplated by any of the foregoing, whether pursuant to any of the Charter Documents of FC, any agreements to which FC or any of its Affiliates is a party or otherwise bound or by which any of their respective assets are subject, or any provision of US, Texas or Delaware law or otherwise.

         10.2  Financial Information.

         (a) FC, CLC and Auto have, prior to their execution of the Original SPA, furnished the Specified Financial Statements to the IFA Entities. The Specified Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and fairly present the financial condition and results of operations (and, for those relating to full fiscal years, cash flow, if any) of the Auto Entities on the bases therein stated, as of the respective dates thereof and for the respective periods covered thereby subject, in the case of unaudited financial statements, to normal year-end audit adjustments. Except as set forth in the most recent balance sheet constituting a part of the Specified Financial Statements (the "Most Recent Balance Sheet"), no Auto Entity has any Indebtedness for Money Borrowed.

         (b) Except as disclosed in Schedule 2.2 to the Original SPA, (i) at the date of the Most Recent Balance Sheet (the "Balance Sheet Date"), no Auto Entity had any material obligations or liabilities, past, present or deferred, accrued or unaccrued, fixed, absolute, contingent or other, except as disclosed in the Most Recent Balance Sheet and (ii) since the Balance Sheet Date, no Auto Entity has incurred any such obligation or liability other than obligations and liabilities incurred in the ordinary course of business consistent with past practice of the relevant Auto Entity, which in the case of clause (ii) could not reasonably be expected to, in the aggregate, have an material adverse effect on such Auto Entity or (after the Acquisition) any Drive Entity.

         (c) Upon Acquisition Effectiveness and thereafter, no Drive Entity shall have any liability or responsibility for any pension or like obligations of any member of the FC Group or any Auto Entity except as specifically set forth in the Services Agreement (FC) and the Services Agreement (Moore).

10.3 Changes in Condition. During the period from the Balance Sheet Date through the Closing Date, except as specifically set forth in Schedule 2.3 to the Original SPA, no Event has occurred that, individually or in the aggregate, has had or (so far as the FC Parties and Auto Entities party to the Original SPA reasonably can foresee) likely will have any material adverse effect on any Auto Entity or the Acquisition Assets or (after the Acquisition) any Drive Entity.

         10.4  Title to Properties; Leases.

         (a) No Auto Entity owns any real property.

         (b) One or more of the Auto Entities has good and marketable title to, or a valid leasehold interest in, all assets, tangible and intangible, reflected on the Most Recent Balance Sheet, or used by one or more of the Auto Entities in its business if not so reflected, or purported to have been acquired by an Auto Entity since the Balance Sheet Date, except inventory or receivables sold, or property, plant and other equipment used up or retired, since the Balance Sheet Date, in each case in the ordinary course of business consistent with past practice of the relevant Auto Entity, free and clear of all Liens, except Permitted Liens.

         (c) Except for financing statements evidencing Permitted Liens (a true, correct and complete list and description of which is set forth in Schedule 2.4 to the Original SPA), no financing statements under the Uniform Commercial Code and no other filing which names any Auto Entity as debtor or which covers or purports to cover any of the property of any Auto Entity is on file in any state or other jurisdiction, and no Auto Entity has signed or agreed to sign any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

         (d) Each lease under which any Auto Entity holds real or personal property (other than miscellaneous office equipment and the like with a fair market value of less than $15,000) constituting a part of the assets and property of any such Auto Entity is in full force and effect, has been duly authorized, executed and delivered by the relevant Auto Entity, and, to its knowledge, each of the other parties thereto, and is a legal, valid and binding obligation of the relevant Auto Entity, and, to its knowledge, each of the other parties thereto , enforceable in accordance with its terms, except as such enforceability may be limited by the Enforceability Exceptions. One or more of the Auto Entities has (and, upon Acquisition Effectiveness, one or more of the Drive Entities will have) a valid leasehold interest in and enjoys (and, upon and immediately after Acquisition Effectiveness, one or more of the Drive Entities will enjoy) peaceful and undisturbed possession under all leases pursuant to which any Auto Entity now holds any such real property or tangible personal property, subject to the terms of each lease and Applicable Law. All of such leases are valid and subsisting and in full force and effect; no Auto Entity nor, to its knowledge, any other party thereto, is in default in the performance, observance or fulfillment in any material respects of any obligation, covenant or condition contained in any such lease.

         (e) Upon Acquisition Effectiveness, Drive will be entitled to use in its business and that of the other Drive Entities all software currently used by Auto and the other Auto Entities in their respective businesses, including without limitation the right to use all software and other services provided by PeopleSoft.

         10.5 Compliance with Private Authorizations. Upon Acquisition Effectiveness, each Drive Entity will have obtained all Private Authorizations that are necessary for the ownership or operation by the relevant Drive Entities of the assets and property owned or otherwise held by the Auto Entities immediately prior to Acquisition Effectiveness or necessary or advisable for the conduct of the business and operations of Drive Entities in the same manner and to the same extent after Acquisition Effectiveness as was conducted by the Auto Entities before Acquisition Effectiveness (or, with respect to Private Authorizations which the FC Parties do not consider material, that are able to be obtained without undue delay and at nominal cost by Drive in the ordinary course of its business). All of such Private Authorizations are valid and in good standing and are in full force and effect and will be in good force and effect after Acquisition Effectiveness with respect to the Drive Entities (or will promptly be replaced, at nominal cost, on or within 30 Business Days after Acquisition Effectiveness, by substantially identical Private Authorizations for the Drive Entities). No Auto Entity is in breach or violation of, or in default in the performance, observance or fulfillment of, any such Private Authorization, and no Event exists or has occurred which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Private Authorization, in each case except as listed on Schedule 2.5 to the Original SPA; as of Acquisition Effectiveness, all such breaches, violations and defaults will have been cured or duly and properly waived in writing by the required Persons. No such Private Authorization is the subject of any pending (or, to the knowledge of the FC Parties and Auto Entities, threatened) attack, revocation or termination.

         10.6  Compliance with Governmental Authorizations and Applicable Law.

         (a) Except as set forth on Schedule 2.6(a) to the Original SPA, each Drive Entity by the Closing Date will have obtained all Governmental Authorizations that are necessary or advisable for the ownership of the assets and property of Drive Entities or the conduct of the business and operations of the Drive Entities as now conducted by Auto and proposed to be conducted after the Closing Date by Drive. None of any Auto Entity's Governmental Authorizations is (and none of any Drive Entity's Governmental Authorities will be) subject to any restriction or condition that would limit in any material respect the ownership or operations of the assets and property of the Auto Entities (or, after the Closing, the Drive Entities) or the conduct of the business and operations of the Auto Entities (or, after the Closing, the Drive Entities), as currently conducted by Auto and proposed to be conducted by Drive, except for restrictions and conditions generally applicable to Governmental Authorizations of such type. Each of the Auto Entities' Governmental Authorizations are (and, upon Acquisition Effectiveness, each of the Drive Entities' Governmental Authorizations, except those listed on Schedule 2.6(a) to the Original SPA, will
be) valid and in good standing, in full force and effect and not impaired in any material respect by any act or omission of any Auto Entity or Drive Entity or any of their respective officers, directors, employees or, to the Relevant Entities' knowledge, their respective agents, and the ownership and operation of the assets and property of the Auto Entities (and, after Acquisition Effectiveness, the Drive Entities), and the conduct of the business and operations of the Auto Entities as currently conducted and the conduct of the business and operations of the Drive Entities as currently conducted by the Auto Entities and proposed to be conducted by the Drive Entities, are in accordance in all material respects with the Governmental Authorizations. All material reports, forms and statements required to be filed by the Auto Entities with all Authorities have been filed and are true, complete and accurate in all material respects. No Governmental Authorization in favor of any of the Auto Entities or any of the Drive Entities is the subject of any pending (or, to the Relevant Entities' knowledge, threatened) challenge or proceeding to revoke or terminate any such Governmental Authorization. No Relevant Entity has any reason to believe that any such Governmental Authorization will not be renewed in the name of Auto (if requested) or reissued (at reasonable cost and without significant restriction) in the name of Drive by the granting Authority in the ordinary course. With respect to each Governmental Authorization listed on Schedule 2.6(a) to the Original SPA, no Relevant Party has any reason not to expect that such Governmental Authorizations, satisfactory in form and substance to the Relevant Entities, will not be duly issued to the appropriate Drive Entity, at reasonable cost, (A) on or within 30 Business Days with respect to material

Governmental Authorizations, and (B) on or within 120 Business Days with respect to immaterial Governmental Authorizations, after Acquisition Effectiveness (or such later date specified alongside such permit's description on said schedule).

         (b) No Auto Entity is in, or charged by any Authority with, or, to the knowledge of the FC Parties and the Auto Entities, threatened or under investigation by any Authority with respect to, breach or violation of, or default in the performance, observance or fulfillment of, any Applicable Law relating to the ownership of the assets and property of the Auto Entities or the conduct of the business or operations of the Auto Entities. No Event exists or has occurred which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default under any Governmental Authorization or any Applicable Law.

         (c) Except as set forth in Schedule 2.6(c) to the Original SPA (and except for Legal Actions involving collection efforts, repossessions, foreclosures, bankruptcy actions of obligors under retail installment sales contracts owned by an Auto Entity, related counterclaims and like litigation), there are no Legal Actions of any kind pending or, to the knowledge of the FC Parties and the Auto Entities, threatened at Law, in equity or before any Authority, against any of the Relevant Entities or any of their respective officers or directors, relating to the assets or property of any of the Auto Entities or Drive Entities or the conduct of the business or operations or proposed business or operations of any of the Auto Entities or Drive Entities. No such Legal Action (whether listed on said schedule or excluded by virtue of the foregoing parenthetical or otherwise), if determined adversely to the relevant Relevant Entity, will (individually or in the aggregate) have a material adverse effect on any of the Auto Entities or Drive Entities.

         (d) No notification to, filing with or consent from the Department of Justice or the Federal Trade Commission or any other Authority is required by any Relevant Entity in connection with the Acquisition, the sale of the Subject Securities or any of the other transactions contemplated by the Original SPA or the other Related Documents (other than a filing with the SEC on Form 10-Q, Form 8-K or a similar form).

         10.7 Related Transactions. No Auto Entity is, and upon Acquisition Effectiveness no Drive Entity will be, a party or subject to any Contractual Obligation relating to the assets or property of any of the Auto Entities or Drive Entities, or the conduct of the business or operations of any of the Auto Entities or Drive Entities, between any of the Auto Entities or Drive Entities and any of the officers, directors or stockholders of any Auto Entity or Drive Entity or, to the knowledge of the FC Parties and the Auto Entities, any member of the Immediate Family of any thereof, or any Affiliate of any of the foregoing, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, or guaranteed any obligation or liability of, any such Person, other than (i) the Related Documents, (ii) transactions with FC or CLC previously disclosed by either in writing to IFA Parent or BOS, or (iii) or as specifically set forth in Schedule
2.7 to the Original SPA. With the IFA Entities' consent, the representations and warranties in this paragraph are given based solely on the knowledge of Messrs. Sartin, Hawkins, Moore, Vander Woude and (based solely on a certificate to the same effect delivered to FC by the Management Members) the Management Members.

         10.8 Insurance. At Acquisition Effectiveness, all properties, assets, business and operations of the Drive Entities will be, adequately insured as set forth on Schedule 2.8 attached to the Original SPA.

         10.9 Tax Matters. The Auto Entities have in accordance with all Applicable Laws filed all Tax Returns which are required to be filed, and have paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date other than those Taxes being contested by appropriate proceedings in good faith for which adequate provision has been made on the Most Recent Balance Sheet; (b) the Tax Returns of the Auto Entities have been prepared in all material respects in accordance with all Applicable Laws; (c) all Taxes which the Auto Entities are required by Law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable; and (d) adequate provision has been made on the Most Recent Balance Sheet for all Taxes (if any) accrued through the date of such balance sheet of any kind, including interest and penalties in respect thereof, whether disputed or not, and whether past, current or deferred, accrued or unaccrued, fixed, contingent, absolute or other, and there are, to the knowledge of the FC Parties and the Auto Entities, no past transactions or matters which could result in additional Taxes of a material nature to the Auto Entities or any Drive Entity for which an adequate reserve has not been provided on such balance sheet. No Relevant Entity is a "consenting corporation" within the meaning of Section 341(f) of the Code. No Drive Entity is, or upon Acquisition Effectiveness will be, a party to any Tax sharing agreement or arrangement.

         10.10  ERISA.

         (a) Upon Acquisition Effectiveness, all employees of the Drive Entities who were employees of each Auto Entity shall remain participants in the relevant employee benefits plans and programs previously provided by FC and/or the Auto Entities to employees of the Auto Entities and no Drive Entity shall incur any obligation to any such individual under any such plan or program, or under applicable Law, for any period prior to August 1, 2000.

         (b) (i) All Plans and Benefit Arrangements maintained by any Auto Entity or FC Entity for which any of the Drive Entities shall be in any way responsible comply and have been administered in form and in operation, in all material respects, in accordance with their respective terms and with all Applicable Laws and no Auto Entity or any FC Party has received any written notice from any Authority disputing or investigating such compliance. None of the assets of any such Plan or Benefit Arrangement are invested in employer securities or employer real property. There are no claims (other than routine claims for benefits or actions seeking qualified domestic relations orders) pending or, to any Relevant Entity's knowledge, threatened involving such Plans or Benefit Arrangements or the assets of such Plans, and, to the Relevant Entities' knowledge, no facts exist which are reasonably likely to give rise to any such claims (other than routine claims for benefits or actions seeking qualified domestic relations orders);

                  (ii) All material contributions to, and material payments from, such Plans and Benefit Arrangements that may have been required to be made in accordance with the terms of such Plans and Benefit Arrangements, and any applicable collective bargaining agreement, have been made. All such contributions to, and payments from, such Plans and Benefit Arrangements, except those payments to be made from a trust qualified under Section 401(a) of the Code, for any period ending before the Closing Date that are not yet, but will be, required to be made, will be properly accrued and reflected on the financial books and records of an FC Party or an Auto Entity;

                  (iii) No Event has occurred which would result in imposition on any Auto Entity or Drive Entity of (A) any breach of fiduciary duty liability damages under Section 409 of ERISA, (B) a civil penalty assessed pursuant to subsections (c), (i) or (l) of Section 502 of ERISA or (C) a tax imposed pursuant to Chapter 43 of Subtitle D of the Code; and

                  (iv) No current or former employee of any Auto Entity will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any such Plan or Benefit Arrangement as a result of the transactions contemplated by the Original SPA or any Related Document other than, upon any termination of the employment of any employee of such Auto Entity, any vesting that may be required pursuant to Section 411 of the Code or health care continuation coverage required pursuant to Section 4980B of the Code. All 401(k) benefits have been funded through July 31, 2000.

         10.11 Employee Relations. No Auto Entity is party to any written Contract with any of its officers, directors or employees other than for an employment contract with Thomas Brower that is to terminate on the Closing Date. There are no commitments to have any employment contract between any Drive Entity and any individual other than Thomas Brower. None of any Auto Entity's employees ("Auto Employees"), as such, is now, or in the past five years has been, represented by any labor union or other employee collective bargaining organization, and no Auto Entity is, or ever has been, a party to any labor or other collective bargaining agreement with respect to any of their respective employees. There are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or any threats of strikes, work stoppages or slowdowns by any Auto Employees, or any pending demands for collective bargaining by any union or other organization. No Auto Entity is now, nor in the last five years has been, subject to or involved in or, to the knowledge of the FC Parties and the Auto Entities, threatened with, any union elections, petitions therefor or other organizational or recruiting activities, in each case with respect to its employees.

         10.12 Material Contracts. Listed on Schedule 2.12 to the Original SPA are all Contracts material to the business, assets, operations, financial condition or results of operation of each Auto Entity (each a "Material Contract") to which any Auto Entity is a party or to which it is bound or which any of the assets or property of any Auto Entity is subject. True, accurate and complete copies of each of such Material Contracts have been made available by the Auto Entities to IFA Parent, and Auto has provided IFA Parent with photocopies of all such Material Contracts requested by IFA Parent. All such Material Contracts (other than those of Auto-FCAR and the Securitization Subsidiaries) are being assigned to Drive or another Drive Entity as part of the Acquisition or, if currently owned by a Subsidiary of Auto or a Securitization Subsidiary which after the Closing Date will be a Subsidiary of Drive, will continue to be owned by such Subsidiary. No Material Contract is terminable, by its terms or at the option of any other party thereto , by virtue of the Acquisition (or, if any is so terminable at another's option, that Person's consent to its assignment has been obtained and a copy thereof provided to IFA-GP or IFA Parent). All of the Material Contracts are valid, binding and legally enforceable obligations of the Auto Entities party thereto and, to the knowledge of the FC Parties and the Auto Entities, all other parties thereto, except as such enforceability may be limited by the Enforceability Exceptions. No Auto Entity nor, to the knowledge of the FC Parties and the Auto Entities, any other party thereto, has failed to duly comply with all of the terms and conditions of each such Material Contract or has done or performed, or failed to do or perform (and no claim is pending or, to the knowledge of the FC Parties and the Auto Entities, threatened in writing to the effect that an Auto Entity has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) such Material Contract or impair the rights or benefits, or materially increase the costs, of the Auto Entities (or, after the Acquisition, of the Drive Entities) under any such Material Contract, except where the failure to so comply or perform would not, individually or in the aggregate, have a material adverse effect on any Auto Entity or any Drive Entity. No Auto Entity is in breach or violation of, or in default in the performance, observance or fulfillment of, any such Material Contract, and no Event exists or has occurred which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any such Material Contract, in each case except as listed on said Schedule 2.12 to the Original SPA; as of Acquisition Effectiveness, all such breaches, violations and defaults will have been cured or duly and properly waived in writing by the required Persons.

         10.13 Ordinary Course of Business. Each Auto Entity, from the Balance Sheet Date through the Closing Date, except (i) as may be described in Schedule
2.13 to the Original SPA, or (ii) as may be required or expressly contemplated by the terms of the Original SPA and the Related Documents:

         (a) has operated its business in all material respects in the normal, usual and customary manner in the ordinary and regular course of business, consistent with the prior practice of the Auto Entities;

         (b) except (in each case) as disclosed to IFA Parent:

                  (i) has not incurred any obligation or liability (fixed, contingent or other) (x) in excess of $50,000, or (y) if less than that amount, in the ordinary course of business consistent with prior practice;

                  (ii) has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any of its properties or assets (x) with a fair market value in excess of $50,000 or (y) if less than that amount, in the ordinary course of business consistent with prior practice;

                  (iii) has not entered into any individual material commitments in excess of $50,000 or (other than in the ordinary course of business consistent with prior practice) any material commitments in excess of $50,000 in the aggregate; and

                  (iv) has not canceled any material debts or claims except in the ordinary course of business consistent with prior practice.

         (c) has not created or permitted to be created any Lien on any of the assets or property of any of the Auto Entities or any of the Drive Entities, except for Permitted Liens;

         (d) has not made or committed to make any additions to its property or any purchases of equipment, except in the ordinary course of business consistent with past practice or for normal maintenance and replacements;

         (e) has not increased the compensation payable or to become payable to any of its employees (other than Management Members) other than nonmaterial increases in the ordinary course of business, or otherwise materially altered, modified or changed the terms of their employment, in each case other than (x) as set forth in Schedule 2.13(e) to the Original SPA or (y) as previously disclosed in writing by FC to IFA Parent;

         (f) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority;

         (g) has not waived any rights of material value without fair and adequate consideration;

         (h) has not experienced any work stoppage;

         (i) has not entered into, amended or terminated any Contract or arrangement with any Affiliate of any of the FC Parties or Auto Entities or, except in the ordinary course of business, has not entered into, amended or terminated any Governmental Authorization, Private Authorization, or material Plan or Benefit Arrangement;

         (j) (as to the Drive Entities only, and from their respective dates of organization through the date of the IFA Entities purchase of the Subject Securities hereunder) has not issued or sold, or agreed to issue or sell, any equity interests (whether capital stock, membership interests, partnership interests, convertible securities, Option Securities or otherwise) except (1) the issuance of 80% of Drive GP's Membership Interests to CLC and 20% to MG-LLC,
(2) the issuance of approximately 81% (directly and indirectly) of the Limited Partnership Interests in Drive-LP to CLC and Auto and approximately 18.5% to MG-LP;

         (k) has not made, paid or declared any Distribution, other than a cash distribution in an amount between five and seven million dollars contemplated to be made on the Closing Date by Auto to CLC from the proceeds of a loan in the same amount to be made by CLC to Auto on such date;

         (l) has not entered into any transaction or series of related transactions which individually or in the aggregate is material to the assets and property of any of the Auto Entities or any of the Drive Entities or the conduct of the business or operations of any of the foregoing, other than the Related Documents and the transactions contemplated by the Related Documents; and

         (m) has not assumed any liability of any third party, except (x) by subsidiaries of Auto, liabilities in connection with securitized receivables in the ordinary course of business consistent with prior practice, (y) liabilities of Auto Entities assumed by Drive Entities pursuant to Transfer Agreements and listed on Schedule 2.13(m) to the Original SPA; and (z) as may be required or expressly contemplated by the terms of the Original SPA and the Related Documents.

         10.14 Disclosure. Neither the Original SPA nor any certificate, document or schedule furnished by or on behalf of any Relevant Entity in connection with the Original SPA (but excluding the Projections), taken as a whole, contains any untrue statement of a material fact or omits to state a material fact required to be stated in the Original SPA or therein or necessary in order to make the statements contained in the Original SPA or therein, in light of the circumstances in which they are made, not misleading.

         10.15 Environmental Matters. Each Auto Entity is in compliance in all material respects with all Environmental Laws, and is not the subject of or, to the knowledge of the FC Parties and the Auto Entities, threatened with any Legal Action involving a demand for damages or other potential liability, including any Lien, with respect to violations or breaches of any Environmental Law.

         10.16 Capital Stock. The authorized capital structure of each Auto Entity and each Drive Entity is as set forth in Schedule 2.17 to the Original SPA. All such outstanding equity interests have been duly authorized, validly issued, fully paid and nonassessable; none is subject to any preemptive or similar rights and are owned of record and as shown in said Schedule. No Drive Entity has granted or issued, or agreed to grant or issue, any equity interests (capital stock, membership interests, partnership interests, Option Securities, Convertible Securities or otherwise) other than as listed in clauses (1) and (2) of Section 2.13(j) of the Original SPA, and no Drive Entity is party to or bound by any agreement, put or commitment pursuant to which it is obligated to purchase, redeem or otherwise acquire any such equity interest (except as set forth in said Section 2.13(j) to the Original SPA). No Drive Entity, FC Party or Auto Entity is, nor to the knowledge of the foregoing no other equity holder in any Drive Entity is, party to any stockholders or similar agreement or other Contract relating to the pledge, disposition or voting of any equity interests in any of the Drive Entities, other than the Shareholders Agreement, and (except for the foregoing two Contracts) there are no voting trusts or voting agreements with respect to any such equity interests. All of the issued and outstanding Membership Interests, Limited Partnership Interests, general partnership interest and shares of capital stock of the Drive Entities were issued in compliance with Applicable Laws and not in violation of any preemptive or similar rights. Neither Auto nor Auto-GP has any Subsidiaries except as listed on Schedule 2.17 to the Original SPA, and neither Drive-GP nor Drive-LP

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has any Subsidiaries except as listed on such schedule. Schedules 2.1(c) and
2.17 to the Original SPA, collectively, accurately set forth the equity owners of record of each of the Auto Entities.

         10.17 Inapplicability of Specified Statutes. No Auto Entity is, and upon Acquisition Effectiveness no Auto Entity or Drive Entity will be, a "holding company" or a "subsidiary company" or an "affiliate" of a "holding company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or an "investment company" or a company "controlled" by or acting on behalf of an "investment company", as defined in the Investment Company Act of 1940, as amended. No Auto Entity is, and upon Acquisition Effectiveness no Auto Entity or Drive Entity will be, engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System.

         10.18 Notices to Creditors. Neither CLC nor any Auto Entity is required by applicable law to deliver any notice to any creditor of CLC or any of the Auto Entities (respectively), or to any state or local taxing authority, stating that it is about to transfer substantially all of its assets.

         10.19 Other Representations. Incorporated in this Annex A by reference, as fully as if the same were set forth at length in this Annex A and made directly to IFA Parent and each IFA Entity, are each of the representations and warranties made by each Auto Entity in each Transfer Agreement, including without limitation the representations and warranties set forth in Section 5 of the Residuals Agreement (CLC) and Section 5 of the Asset Acquisition Agreement
(Auto).

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